Exhibit 10.1


                          SECURITIES PURCHASE AGREEMENT

                                      Among

                              SHORE TERMINALS LLC,

                         KANEB PIPE LINE PARTNERS, L.P.

                                       And

                            The SELLERS Named Herein




                         Dated as of SEPTEMBER 22, 2000

                                TABLE OF CONTENTS

ARTICLE I         Agreement of Purchase and Sale; Certain Definitions........1

         1.1      Agreement..................................................1

         1.2      Closing....................................................1

         1.3      Consideration..............................................2

         1.4      Payoff of Senior Bank Debt.................................2

         1.5      Post-Closing Adjustment to Purchase Price..................2

         1.6      Certain Definitions........................................3

ARTICLE II        Representations and Warranties of Buyer....................6

         2.1      Due Organization...........................................6

         2.2      Due Authorization..........................................6

         2.3      Brokers....................................................7

         2.4      Investment Intent..........................................7

         2.5      Units......................................................7

         2.6      Buyer Information..........................................7

ARTICLE III       Representations and Warranties of Lancewood, Inc. and Onyx.7

         3.1      Ownership of Interests; No Liens on Interests..............7

         3.2      Other Rights to Acquire Securities.........................8

         3.3      Due Organization...........................................8

         3.4      No Subsidiaries............................................8

         3.5      Due Authorization..........................................8

         3.6      Financial Statements.......................................9

         3.7      Conduct of Business; Certain Actions.......................10

         3.8      Properties.................................................11

         3.9      Licenses and Permits.......................................12

         3.10     Intellectual Rights........................................12

         3.11     Compliance with Governmental Requirements..................12

         3.12     Insurance..................................................13

         3.13     Employee Benefit Plans.....................................13

         3.14     Contracts and Agreements...................................15

         3.15     Claims and Proceedings.....................................16

         3.16     Taxes and Governmental Returns.............................17

         3.17     Personnel..................................................18

         3.18     Business Relations.........................................18

         3.19     Accounts Receivable........................................18

         3.20     Bank Accounts..............................................19

         3.21     Agents.....................................................19

         3.22     Indebtedness To and From Officers, Managers, Members
                    and Employees............................................19

         3.23     Certain Consents...........................................19

         3.24     Brokers....................................................19

         3.25     Interest in Competitors, Suppliers and Customers...........19

         3.26     Inventory..................................................20

         3.27     Environmental Matters......................................20

         3.28     Purchase of Units for Investment...........................20

         3.29     Information Furnished......................................20

         3.30     Tax Status of Lancewood....................................21

         3.31     Accredited Investor Status.................................21

ARTICLE IV        Representations and Warranties of the Sellers..............21

         4.1      No Liens on Interests......................................21

         4.2      Other Rights to Acquire Securities.........................21

         4.3      Due Authorization..........................................21

         4.4      Brokers....................................................22

         4.5      Purchase of Units for Investment...........................22

         4.6      Tax Status of Such Seller..................................23

ARTICLE V         Covenants..................................................23

         5.1      Inspection.................................................23

         5.2      Compliance by the Company and Sellers......................23

         5.3      Satisfaction of Conditions Precedent.......................23

         5.4      No Solicitation............................................23

         5.5      Notice of Developments.....................................24

         5.6      Notice by Sellers and the Company of Breach................24

         5.7      Notice by Sellers and the Company of Litigation............24

         5.8      Continuation of Insurance Coverage.........................24

         5.9      Maintenance of Credit Terms................................24

         5.10     Financial Statements.......................................24

         5.11     Interim Operations of the Company..........................24

         5.12     HSR Act Filings............................................26

         5.13     Resignations of Managers and Officers......................26

         5.14     Compliance by Buyer........................................26

         5.15     Satisfaction of Conditions Precedent.......................27

         5.16     Notice by Buyer of Breach..................................27

         5.17     Notice by Buyer of Litigation..............................27

         5.18     Consents...................................................27

         5.19     Registration Rights Agreement..............................27

         5.20     Wickland Assumption........................................27

         5.21     Contracts Update...........................................27

         5.22     Release of Sellers.........................................28

         5.23     Tax Certificates...........................................28

         5.24     Delivery of Investment Letters.............................28

ARTICLE VI        Conditions to Closing......................................28

         6.1      Conditions to Obligations of Buyer.........................28

         6.2      Conditions to Obligations of Sellers and the Company.......30

ARTICLE VII       Termination................................................30

         7.1      Termination................................................31

         7.2      Effect of Termination......................................31

ARTICLE VIII      Indemnification............................................31

         8.1      Indemnification of Buyer...................................31

         8.2      Indemnification of Sellers by Buyer........................33

         8.3      Indemnification of Sellers by the Company..................34

         8.4      Procedures Relating to Losses other than ThirdParty Claims.35

         8.5      Notice and Defense of Third-Party Claims...................36

         8.6      Limitations of Liability...................................36

         8.7      Survival of Representations and Warranties.................38

         8.8      Environmental Remediation by Sellers.......................38

         8.9      Wickland and Time Indemnities..............................40

ARTICLE IX        Testing and Gauging........................................40

         9.1      Testing and Gauging........................................40

         9.2      Wastes.....................................................41

ARTICLE X         Damage, Destruction or Condemnation of Assets..............41

         10.1     Damage, Destruction or Condemnation........................41

         10.2     Cost Less Than or Equal to $1,600,000......................41

         10.3     Cost Between $1,600,000 and $16,000,000....................42

         10.4     Cost Greater than $16,000,000..............................42

ARTICLE XI        Miscellaneous..............................................42

         11.1     Collateral Agreements, Amendments and Waivers..............42

         11.2     Successors and Assigns.....................................43

         11.3     Expenses...................................................43

         11.4     Invalid Provisions.........................................43

         11.5     Information and Confidentiality............................43

         11.6     Waiver.....................................................44

         11.7     Notices....................................................44

         11.8     Public Announcement........................................45

         11.9     Waiver of Certain Rights...................................45

         11.10    Further Assurances.........................................45

         11.11    No Third-Party Beneficiaries...............................46

         11.12    Governing Law..............................................46

         11.13    Prevailing Party...........................................46

         11.14    Arbitration................................................46

         11.15    Gender; Numbers............................................46

         11.16    Counterparts...............................................46

         11.17    Telecopy Execution and Delivery............................47

         11.18    No Strict Construction.....................................47

         11.19    Guarantee by Onyx..........................................47

         11.20    Nondisclosure of Confidential Information..................47

         11.21    Decisions Regarding Sellers................................47

                                    SCHEDULES

1.3        List of Sellers

1.6(h)     Environmental Reports

3.1        List of Sellers; Ownership of Interests

3.3        Foreign Qualification of the Company

3.7        Conduct of Business

3.7(c)     Capital Expenditures

3.8        Real and Personal Properties

3.9        Licenses and Permits

3.10       Intellectual Rights

3.11       Compliance With Governmental Requirements

3.12       Insurance

3.13       Employee Benefit Plans

3.14       Contracts and Agreements

3.15       Claims and Proceedings

3.16(a)    Tax Returns

3.16(b)    Governmental Returns

3.17       Personnel

3.18       Business Relations

3.19       Accounts Receivable

3.20       Bank Accounts

3.21       Agents

3.22       Indebtedness to and from Officers, Managers, Members and Employees

3.23       Certain Consents

3.25       Interest in Competitors, Suppliers and Customers

3.26       Inventory

6.1(k)     Required Consents, Approvals and Other Closing Matters



                                    EXHIBITS

A - Assumption Agreement

B - Registration Rights Agreement

C - Member's Release

D - Investment Letter

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement") is entered into as of September 22, 2000, among Kaneb Pipe Line Partners, L.P., a Delaware limited partnership ("Buyer"), Shore Terminals LLC, a Delaware limited liability company (the "Company"), the individuals and entity identified as "Sellers" on
Schedule 1.3 (the "Sellers") and Onyx Holdings, Inc., a Delaware corporation ("Onyx"), the sole shareholder of Lancewood, Inc.
("Lancewood"), which is one of the Sellers.

         The parties hereto agree as follows:

ARTICLE I    Agreement of Purchase and Sale; Certain Definitions

         1.1 Agreement. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, each of the Sellers agrees to sell all of his, her or its member equity interest in the Company (collectively, the "Interests") to Buyer, and Buyer agrees to purchase the Interests from the Sellers, for the consideration described in, and payable in accordance with the terms of, this Agreement.

         1.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201, at 10:00 a.m., local time, on the second business day following the satisfaction or waiver of all the conditions to Closing set forth in Article VI hereof, or at such other time and place and/or on such other date as Buyer and Lancewood may agree upon in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

         1.3 Consideration. The aggregate consideration for the Interests shall be $106,000,000 in cash, plus 2,000,000 Limited Partnership Units (the "Units") of Buyer (subject to Buyer's obligation to substitute cash for Units allocated to certain individual Sellers as described below). At least three (3) business days prior to the Closing Date, Lancewood shall deliver to the Buyer a schedule allocating the cash portion of the purchase price (net of the Payoff Amount as defined herein) and the Units among the Sellers (the "Purchase Price Allocation Schedule"). Each of the Sellers hereby agrees that they will be bound by the determination of Lancewood with respect to such allocation and the Purchase Price Allocation Schedule. At the Closing, Buyer shall deliver or cause to be delivered to each Seller (a) by wire transfer of immediately available funds to the account of such Seller to be designated by such Seller in writing not later than three business days prior to the Closing Date, the amount of cash set forth beside such Seller's name on the Purchase Price Allocation Schedule and (b) a certificate representing the number of Units set forth beside such Seller's name on the Purchase Price Allocation Schedule, registered in such Seller's name, provided that with respect to any Units that are allocated to Sellers other than Lancewood, Peter J. Jacullo, III, David L. Widener, Richard Shore, Jr., and Michael J. Burgett, Buyer shall have the obligation, in lieu of delivery of Units, to deliver to such Seller additional cash in the amount of the Designated Value of the Units the Seller would otherwise be entitled to receive. For purposes of the preceding sentence, the term "Designated Value" shall mean $27.00 per Unit. Buyer and the Sellers agree to treat the transactions contemplated by this Agreement as (i) a contribution to a partnership under
Section 721 of the Code to the extent the consideration for the Interests is paid in Units, and (ii) a sale of property to a partnership pursuant to the Treasury Regulations promulgated under Section 707 of the Code to the extent the consideration for the Interests is paid in cash. Buyer and the Sellers agree to file their respective tax returns consistent with this treatment.

         1.4 Payoff of Senior Bank Debt. On or before the Closing Date, the Sellers shall cause FleetBoston Financial Corporation, as lead lender under the Company's senior bank facilities (the "Bank"), to deliver to the Buyer a payoff letter (the "Payoff Letter"). Such Payoff Letter shall indicate the amount of loan obligations of the Company to be discharged on the Closing Date (the "Payoff Amount") and include an acknowledgement by the Bank that upon receipt of such finds (i) all of the liabilities, indebtedness and other obligations of the Company to the Bank will be paid in full and all loan facilities with the Company terminated, and (ii) it thereupon releases all liens and security interests encumbering any of the assets or equity interests of the Company and it will forthwith execute and deliver to the Buyer for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Company in favor of the Bank. At the Closing, the Buyer will cause to be delivered to the Bank by wire transfer of immediately available funds an amount equal to the Payoff Amount, and such delivery of funds shall be deemed for all purposes of this Agreement as delivery of such funds to the Sellers.

1.5      Post-Closing Adjustment to Purchase Price.

(a) Post-Closing Adjustment. An adjustment amount ("Adjustment Amount") shall be paid by the appropriate parties, in the manner and at the time set forth in Section 1.5(d), after determination of the Adjustment Amount, as set forth in Section 1.5(d).

(b) Preparation of Closing Date Balance Sheet. Within 45 days after the Closing Date, Buyer shall prepare a balance sheet ("Closing Date Balance Sheet") of the Company as of the Closing Date and determine specifically the "net working capital" position of the Company as of the Closing Date. The Closing Date Balance Sheet and the net working capital position of the Company shall be prepared in accordance with generally accepted accounting principles applied consistently with the past audited financial statements of the Company delivered to Buyer; provided, however, that "net working capital" will be computed as current assets minus current liabilities (other than (i) the debt (and related interest) that will be paid off pursuant to Section 1.4 and
         (ii) any amounts owed under the earn-out payment to Wickland Oil Company that is being assumed by Sellers in accordance with Section 5.20, but including any contingent or other liabilities related to (x) late filings of, or failures to file, required Forms 5500 related to the Company's employee plans or (y) demurrage or consequential claims brought against the Company in connection with the Astra Oil Company, Inc. matter disclosed on Schedule 3.15). Buyer shall cause a copy of the Closing Date Balance Sheet to be delivered to Lancewood promptly upon its completion.

(c) Procedure for Objecting to the Closing Date Balance Sheet. If Lancewood has not given any notice of objection with respect to the Closing Date Balance Sheet within 15 days after its delivery to Lancewood, then the calculation of the net working capital position described in this
         Section 1.5 shall be based on the Closing Date Balance Sheet. If, however, Lancewood has given a written notice of objection with respect to the Closing Date Balance Sheet within the applicable 15-day period, then the parties shall attempt to resolve their differences. If the parties cannot agree on appropriate changes to be made to the Closing Date Balance Sheet within 10 days after the expiration of the 15-day period, then the parties shall submit the Closing Date Balance Sheet, along with the written objections of the parties, to the Dallas, Texas office of KPMG LLP (the "Accounting Firm"). The parties shall request the Accounting Firm to determine only those aspects of the Closing Date Balance Sheet that are in controversy and to make that determination in accordance with the terms of this Agreement within 30 days after the request. The Adjustment Amount shall be based on the report and calculation as adjusted to take into account the Accounting Firm's determinations of those matters that are in controversy. Any fees of the Accounting Firm shall be paid one-half (1/2) by Buyer and one-half (1/2) by Lancewood.

(d) Payment of Adjustment Amount. If, following the resolution of any disputes that may arise pursuant to Section 1.5(c) above, the net working capital position of the Company as of the Closing Date is greater than $1,200,000, Buyer shall pay the Sellers an Adjustment Amount equal to the excess of the net working capital position of the Company as of the Closing Date over $1,200,000; if the net working capital position of the Company as of the Closing Date is less than $1,200,000, the Sellers shall pay Buyer an Adjustment Amount equal to the excess of $1,200,000 over the amount of the net working capital position of the Company as of the Closing Date. The Adjustment Amount shall be paid within five business days after its determination in accordance with this Section 1.5 and shall be paid by interbank or wire transfer of immediately available funds to the account designated by the payee in writing to the payor.

1.6      Certain Definitions.

(a) Affiliate. "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

(b) Best Knowledge. "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the Person exercised reasonable diligence. When used with respect to any of Onyx, Lancewood or the Company, the term "Best Knowledge" shall include matters that are known only to Peter J. Jacullo, III, David L. Widener, Richard Shore, Jr., Michael J. Burgett, Dawn M. West, Brian A. Hoff, Richard Brandes and Marco Ullmer. When "Best Knowledge" is used with respect to a list of more than one Person, the term shall mean what any of the listed Persons knew as well as what any of them should have known had all of the listed Persons exercised reasonable diligence (and this shall be the meaning whether the list is stated in the conjunctive or in the disjunctive).

(c)      Code. "Code" means the Internal Revenue Code of 1986, as amended.

(d) Control. "Control" and all derivations thereof shall mean the ability to either (i) vote (or direct the vote of) 50% or more of the voting interests in any Person or (ii) direct the affairs of another, whether through voting power, contract or otherwise.

(e) Environmental Laws. "Environmental Laws" shall mean all Governmental Requirements relating to (i) the control of any potential pollutant, protection of human health or protection of the environment, including air, water or land, (ii) the generation, handling, treatment, storage, disposal or transportation of waste materials, or (iii) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful. "Environmental Laws" shall include the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss. 9601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C.ss. 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss.136 et seq., the Clean Air Act, 42 U.S.C.ss.7401 et seq., the Federal Water Pollution Control Act (Clean Water Act), 33 U.S.C.ss. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C.ss.300f et seq., the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.5101 et seq., and any state or local law or regulation addressing or concerning matters similar to those covered in the above listed federal statutes.

(f) Environmental Liabilities. "Environmental Liabilities" shall mean any and all Losses, as defined in Section 8.1 of this Agreement (including any remedial, removal, response, abatement, cleanup, investigative and/or monitoring costs and any other related costs and expenses), incurred or imposed (i) pursuant to any agreement, order, notice of responsibility, directive (including any directive embodied in Environmental Laws), injunction, judgment or similar document (including settlements) arising under or in connection with Environmental Laws, or (ii) pursuant to any claim by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or asserted by such Governmental Authority or Person pursuant to common law or statute and related to the use or release, as such term is defined in Environmental Laws, of Hazardous Materials.

(g)      Environmental Permits.  "Environmental  Permits" shall mean any permit,
         license,  approval,   registration,   identification  number  or  other
         authorization required under Environmental Laws.

(h) Environmental Reports. "Environmental Reports" means the reports, correspondence, summaries, agreements, documents, materials and other information and data regarding environmental matters related to the Company and its assets and business that are specifically listed on
         Schedule 1.6(h). If a report, correspondence, summary, agreement, document, or other material, information or data is referred to in an Environmental Report, but is not specifically listed on Schedule 1.6(h), then such report, correspondence, summary, agreement, document, material, information or data shall not be an Environmental Report for purposes of this Agreement.

(i) ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(j) Fines and Penalties. "Fines and Penalties" means fines and penalties imposed by any Governmental Authority.

(k) Governmental Authority. "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc.

(l) Governmental Requirement. "Governmental Requirement" shall mean any and all laws (including applicable common law principles and duties), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority, as each such Governmental Requirement is or was in effect and constituted on or prior to the Closing Date.

(m) Hazardous Materials. "Hazardous Materials" shall mean (i) any substance or material that is listed, defined or otherwise designated as a
         "hazardous substance" under Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., (ii) any substance or material that is listed, defined or otherwise designated as a "hazardous waste" under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., (iii) any petroleum or petroleum product, (iv) any radioactive material, asbestos or polychlorinated biphenyls, and (v) any other chemical, substance or waste that is regulated or controlled in any manner under any Environmental Law.

(n) Include. Unless the context otherwise requires, the terms "include" and "including," and all derivations thereof, shall be deemed to have the phrase "without limitation" added thereafter, and shall be interpreted as introducing a non-exclusive listing, and not an exclusive listing.

(o) Person. "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including corporations, partnerships, limited liability companies, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

(p) Schedule. "Schedule" shall mean the Schedules to this Agreement, unless otherwise stated. The Schedules to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Schedules to this Agreement, or both.

(q) Section. "Section" shall mean a Section of this Agreement, unless otherwise stated.

(r) Taxes. "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

ARTICLE II       Representations and Warranties of Buyer

         Buyer represents and warrants to Sellers and the Company as follows (with the understanding that Sellers and the Company are relying materially on such representations and warranties in entering into and performing this Agreement):

         2.1 Due Organization. Buyer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full partnership power and authority to enter into and perform this Agreement and each other instrument, agreement and document to be executed by it in connection herewith.

         2.2 Due Authorization. The execution, delivery and performance of this Agreement, the Registration Rights Agreement (as defined below) and such other agreements, instruments and documents to be executed in connection herewith by Buyer have been duly authorized by all requisite partnership action of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity. Upon its execution in accordance with this Agreement, the Registration Rights Agreement will have been duly and validly executed and delivered by Buyer and will constitute a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by Buyer will not (a) violate any federal, state, county or local law, rule or regulation applicable to Buyer or its property, (b) violate or conflict with, or permit the cancellation of, any agreement to which Buyer is a party or by which it or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Buyer, or (d) violate or conflict with any provision of Buyer's certificate of limited partnership or partnership agreement. No action, consent or approval of or filing with any Governmental Authority is required in connection with the execution, delivery or performance of this Agreement (or any agreement or other document executed in connection herewith by Buyer, including the Registration Rights Agreement to be executed by Buyer and the Sellers in connection with the Closing (the "Registration Rights Agreement")) by Buyer, except for (i) the filings described in Section 5.12 hereof, (ii) the filings and approvals contemplated by the Registration Rights Agreement, and (iii) any third party consents or approvals and filings for governmental licenses necessary for the Company to continue to own and operate its assets and business after consummation of the transactions contemplated hereby.

         2.3 Brokers. Buyer has not engaged, or caused to be incurred any liability to, any finder, broker or sales agent in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby.

         2.4 Investment Intent. Buyer is acquiring the Interests for its own account for investment and not with a view toward resale or redistribution in a manner which would require registration under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state, and Buyer does not currently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell the Interests or any part thereof or interest therein. Buyer has not offered or sold the Interests or any part thereof or interest therein, and, except for possible transfers to wholly-owned subsidiaries, has no present intention of dividing the Interests with others or of reselling or otherwise disposing of the Interests or any part thereof or interest therein either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

         2.5 Units. The Units, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         2.6 Buyer Information. Buyer has delivered to each Seller true and correct copies of Buyer's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and, as of the date hereof, such documents taken as a whole do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading.

ARTICLE III    Representations and Warranties of Lancewood, Inc. and Onyx

         Lancewood, Inc., a Delaware corporation and the holder of a majority of the Interests ("Lancewood"), and Onyx, the sole stockholder of Lancewood, hereby jointly and severally represent and warrant to Buyer as follows (with the understanding that Buyer is relying materially on each such representation and warranty in entering into and performing this Agreement):

         3.1 Ownership of Interests; No Liens on Interests. All of the Interests are duly authorized, validly issued, fully paid and nonassessable. The Interests in the aggregate constitute 100% of the issued and outstanding equity or other ownership interests in the Company. All of the Interests are uncertificated, and are not evidenced by any certificates or other documents except the limited liability company agreement of the Company. All of the Interests are owned of record and beneficially by the Sellers as set forth on Schedule 3.1. None of the Interests were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person. Lancewood is the true and lawful owner, of record and beneficially, of the Interest set forth by its name on Schedule 3.1, free and clear of any liens, restrictions, security interests, claims, rights of another or encumbrances; none of the Interest owned by Lancewood is subject to any outstanding options, warrants, calls or similar rights of any other person to acquire the same; none of the Interest owned by Lancewood is subject to any restrictions on transfer thereof; and Lancewood has the full power and authority to convey, and will convey to Buyer at Closing, good and marketable title to its Interest, free and clear of any liens, restrictions, security interests, claims, rights of another or encumbrances.

         3.2 Other Rights to Acquire Securities. There are no authorized or outstanding warrants, options or rights of any kind to acquire from the Company or from Lancewood any equity or debt securities of the Company or securities convertible into or exchangeable for equity or debt securities of the Company.

         3.3 Due Organization. The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full company power and authority to carry on its business as now conducted. Complete and correct copies of the certificate of formation and limited liability company agreement of the Company and all amendments thereto have been delivered to Buyer. The Company is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 3.3, which jurisdictions represent every jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business, properties or assets of the Company. Except for the employee in Illinois described on Schedule 3.3, the Company does not have, and has not had in the past, any assets, employees or business in any states other than California, Nevada, Washington and Oregon.

         3.4 No Subsidiaries. The Company does not directly or indirectly have (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, limited liability company, partnership, association, joint venture, trust or other entity.

3.5      Due Authorization.

(a) Each of the Company, Lancewood and Onyx has full company or corporate power and authority to enter into and perform this Agreement and each other agreement, instrument and document required to be executed by it in connection herewith (the "Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by the Board of Managers of the Company and by the Board of Directors of each of Lancewood and Onyx and by all other necessary company or corporate action by or on behalf of each of the Company, Lancewood and Onyx.

(b) This Agreement has been duly and validly executed and delivered by each of the Company, Lancewood and Onyx and constitutes a valid and binding obligation of each of the Company, Lancewood and Onyx enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity.

(c) Upon its execution in accordance with this Agreement, each Ancillary Agreement to which the Company is a party will have been duly and validly executed and delivered by the Company and will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity.

(d) Upon its execution in accordance with this Agreement, each Ancillary Agreement to which Lancewood is a party will have been duly and validly executed and delivered by Lancewood and will constitute a valid and binding obligation of Lancewood enforceable against Lancewood in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity.

(e) Neither the execution, delivery and performance of this Agreement by any of the Company, the Sellers or Onyx, nor the execution, delivery and performance of any Ancillary Agreement by any of the Company, the Sellers or Onyx, will (i) violate any federal, state, county or local law, rule or regulation applicable to the Company, Lancewood or Onyx, or their respective properties, (ii) violate or conflict with, or permit the cancellation of, any agreement to which the Company, Lancewood or Onyx is a party, or by which any of them or any of their respective properties is bound, or result in the creation of any lien, security interest, charge or encumbrance upon any of such properties,
         (iii) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, the Company, Lancewood or Onyx (except for indebtedness outstanding under the Company's senior credit facilities, which indebtedness will be paid in full by Sellers at or prior to Closing), or (iv) violate or conflict with any provision of the certificate of incorporation, certificate of formation, limited liability company agreement or by-laws of the Company, Lancewood or Onyx.

(f) No action, consent or approval of or filing with any Governmental Authority is required in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement by the Company, Lancewood or Onyx, except for (i) the filings described in
         Section 5.12 hereof, and (ii) the items set forth in Schedule 3.23 or 3.9.

         3.6 Financial Statements. The following Financial Statements (herein so called) of the Company have been delivered to Buyer by the Company:

(a) Audited balance sheets of the Company as of December 31, 1999 and December 31, 1998, and the related statements of operations, changes in members' equity and cash flows for the year then ended and the two month period then ended, respectively, together with the notes thereto and the report of Deloitte & Touche LLP with respect thereto (collectively, the "Audited Financial Statements"); and

(b) An unaudited balance sheet and related statements of operations, changes in members' equity and cash flows of the Company as of and for the six months ended June 30, 2000 (collectively, the "Interim Financial Statements").

         The Financial Statements have been, and all later dated financial statements of the Company delivered to Buyer pursuant to this Agreement ("Future Financial Statements") will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and present, and will present, fairly the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods (except, in the case of the Interim Financial Statements and Future Financial Statements, for the absence of notes thereto and subject to normal year-end audit adjustments and accruals required to be made in the ordinary course of business which are not materially adverse and are consistent with past practices). Except to the extent reflected, disclosed or provided for in the balance sheets included in the Interim Financial Statements, the Company has no liabilities or obligations (whether absolute, contingent or otherwise) that would be required to be reflected in the Interim Financial Statements (including footnotes) of the Company prepared in accordance with generally accepted accounting principles, and none of the Company, Lancewood or Onyx has any Best Knowledge of any basis for the assertion of any such liability or obligation. Since June 30, 2000, there has been no adverse change in the financial position, assets, results of operations or business of the Company. To the Best Knowledge of the Company, Lancewood and Onyx, there are no pending or proposed statutes, rules or regulations nor any current or pending developments or circumstances, which would have an adverse effect on the financial position, assets, results of operations or business of the Company.

3.7 Conduct of Business; Certain Actions. Except as set forth on Schedule 3.7, since June 30, 2000, the Company has conducted its business and operations in the ordinary course and consistent with past practices and has not (a) paid or declared any dividend or distribution or purchased or retired any indebtedness from any member or purchased, retired or redeemed any equity securities from any member, (b) increased the compensation of any of the managers, officers or key employees of, or consultants to, the Company or, except for wage and salary increases made in the ordinary course of business and consistent with past practices, increased the compensation of any other employees of the Company, (c) made any capital expenditures (other than those described on Schedule 3.7(c)) exceeding $100,000 individually or $200,000 in the aggregate, (d) sold assets with an aggregate sales price in excess of $50,000 in the aggregate, (e) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, other than (i) current liabilities incurred and paid in the ordinary course of business, and (ii) indebtedness outstanding under the Company's senior credit facilities, (f) made or guaranteed any loans or advances to any Person, (g) suffered or permitted any lien, security interest, claim, charge or other encumbrance to arise or be granted or created against or upon any of the assets of the Company, real or personal, tangible or intangible, (h) canceled, waived or released any of the Company's debts, rights or claims against third parties, (i) amended the certificate of formation or limited liability company agreement of the Company (except to remove or admit members of the Company or to change the respective percentage interests of the members in the Company), (j) made or paid any severance or termination payment to any employee or consultant in excess of $25,000, (k) made any change in the method of accounting of the Company, (l) made any investment or commitment therefor in any Person, (m) made, entered into, amended or terminated any written employment or consulting contract, created, made, amended or terminated any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement or withdrawn from any "multi-employer plan" (as defined in Section 414(f) of the Code so as to create any liability under
Article IV of ERISA to any entity, (n) materially amended or experienced a termination of any material contract, agreement, lease, franchise or license to which the Company is a party, (o) borrowed any money, whether under new or existing debt facilities or otherwise, factored any receivables or incurred any debt obligation (except under the Company's presently existing senior credit facilities, which will be paid in full at Closing pursuant to Section 1.4, and trade payables and other obligations incurred in the ordinary course of business, that will be included as current liabilities in the net working capital calculation pursuant to Section 1.5), (p) entered into any other material transactions not otherwise disclosed in the Schedules to this Agreement, (q) entered into any contract, commitment, agreement or understanding to do any acts described in the foregoing clauses (a)-(p) of this Section 3.7,
(r) suffered damage, destruction or loss (whether or not covered by insurance) to assets that in the aggregate have or will cost more than $50,000 to repair or replace, (s) experienced any strike, slowdown or demand for recognition by a labor organization by or with respect to any of the employees of the Company, or
(t) experienced or effected any shutdown, slow-down or cessation of any operations conducted by, or constituting part of, the Company.

         3.8 Properties. Except as set forth in Schedule 3.8, the Company owns or has the right to use, pursuant to a valid lease or license, all tangible and intangible assets and properties (including easements and rights-of-way) necessary for the Company to conduct its business and operations in the manner they have been conducted during calendar year 2000. Attached hereto as Schedule
3.8 is a list and description of all real and personal properties (excluding, in the case of personal properties, any asset having a book value of less than $25,000 as of June 30, 2000) owned or leased by the Company as of the date hereof. Except as set forth on Schedule 3.8, (a) the real and personal properties of the Company are free and clear of all liens, security interests, claims, rights of another and encumbrances, (b) the Company has good, full and unrestricted legal and equitable title to, or a valid leasehold interest in, all such properties, and (c) the operation of the properties and business of the Company in the manner in which they are now and have been operated by the
Company (and, to the Best Knowledge of the Company and Lancewood, by the Company's predecessors in interest) does not violate in any respect any zoning ordinances, municipal regulations or other rules, regulations or laws (excluding Environmental Laws, which are covered by Section 3.27). No covenants, easements, rights-of-way or regulations of record impair in any material respect the uses of the properties of the Company for the purposes for which they are now operated. Except as set forth on Schedule 3.8, the plants, structures, equipment, vehicles and other tangible properties owned, leased or licensed by the Company are in as good of an operating condition and repair, normal wear and tear excepted, as such items were in on June 26, 2000. Except as set forth on
Schedule 3.8, all plants, structures, equipment, vehicles and other tangible properties of the Company, and the Company's past and present use of all such items, conform to all applicable Governmental Requirements (excluding Environmental Laws, which are covered by Section 3.27), and no notice of any violation of any such Governmental Requirements (excluding Environmental Laws, which are covered by Section 3.27) relating to such assets or their use has been received by the Company. Neither the whole nor any portion of any real property owned or leased by the Company has been condemned or otherwise taken by any public authority, nor, to the Best Knowledge of the Company, Lancewood and Onyx, is any such condemnation or taking threatened or planned.

         3.9 Licenses and Permits. Attached hereto as Schedule 3.9 is a list of all federal, state, county and local governmental licenses, certificates and permits (including Environmental Permits) necessary for the conduct of the Company's business as it has been conducted in calendar year 2000 ("Permits"). Except as set forth on Schedule 3.9, the Company has complied, and is in compliance with the terms and conditions of all Permits and no violation of any Permits or the laws or rules governing the issuance or continued validity thereof has occurred. Except as set forth on Schedule 3.9, no additional license, certificate or permit is required from any Governmental Authority in connection with the conduct of the business of the Company as it has been conducted in calendar year 2000. Except as set forth on Schedule 3.9, no claim has been made by any Governmental Authority (and, to the Best Knowledge of the Company, Lancewood and Onyx, no such claim is anticipated) to the effect that a license, permit or order is necessary in respect of the business conducted by the Company as it has been conducted in calendar year 2000. Except as set forth on Schedule 3.9, the Company has issued to it and in its name all Permits, and all such Permits are valid and in full force and effect and no consent or approval of, or filing with, any Person or Governmental Authority is necessary for such Permits to remain valid and in full force and effect after the Closing, and there are no pending requests for abatement of any requirements under any Permits. With respect to all Permits held by the Company, Schedule 3.9 lists the present expiration, termination and renewal dates therefor. The Company has no plan nor has it received notice from any Governmental Authority requiring it to change its method of operation in such a manner that would require a modification of any existing Permit or the issuance of any new Permit and the Company has no reason to believe that any Permit held by the Company will not be timely renewed.

         3.10 Intellectual Rights. Attached hereto as Schedule 3.10 is a list of all patents, trademarks, servicemarks, tradenames and copyrights and applications therefor owned by or registered in the name of the Company or in which the Company has any right, license or interest. Except as set forth on
Schedule 3.10, the Company is not a party to any license agreements, either as licensor or licensee, with respect to any patents, trademarks, servicemarks, tradenames or copyrights. The Company has good and marketable title to or the right to use such assets and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of its business, as it has been conducted during calendar year 2000, without the payment of any royalty or similar payment. The Company is not infringing any patent, trademark, servicemark, trade name or copyright of others, and none of the Company, Lancewood or Onyx is aware of any infringement by others of any such rights owned by the Company.

         3.11 Compliance with Governmental Requirements.  Except as set forth on
Schedule 3.11, the Company has complied and is in compliance, with all Governmental Requirements applicable to its business (excluding Environmental
Laws, which are covered by Section 3.27) and has filed with the proper authorities all statements and reports required by the laws, regulations and orders to which the Company or any of its properties or operations are subject. Except as set forth on Schedule 3.11, no claim has been made by any Governmental Authority (and, to the Best Knowledge of the Company, Lancewood and Onyx, no such claim is anticipated) to the effect that the business conducted by the Company fails to comply, in any respect, with any Governmental Requirement (excluding Environmental Laws, which are covered by Section 3.27).

         3.12 Insurance. Attached hereto as Schedule 3.12 is a list of all policies of fire, liability, business interruption and other forms of insurance and all fidelity bonds held by or applicable to the Company at any time since its inception, which schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage and annual premium. The insurance currently held by the Company is in such amount and is of such type and scope as is customary in the industry in which the Company is engaged and the Company has had in full force and effect at all times since its inception comparable insurance of similar type, amount and scope. Except as disclosed on
Schedule 3.12, there has been no change in the type of insurance coverage maintained by the Company during the past three years which has resulted in any period during which the Company had no insurance coverage. Excluding insurance policies which have expired and been replaced, no insurance policy of the Company has been canceled within the last three years and, to the Best Knowledge of the Company, Lancewood and Onyx, no threat has been made to cancel any insurance policy of the Company within such period.

3.13     Employee Benefit Plans.

(a) Schedule 3.13 contains a complete and correct list of (i) all employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (ii) all other material employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts, retention incentive agreements, noncompetition agreements, consulting agreements, confidentiality agreements, vacation policies, and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of the Company, or with respect to which the Company may have any liability (collectively referred to as "Plans").

(b) With respect to each Plan, the Company, Onyx and Lancewood have heretofore delivered to Buyer, as applicable, complete and correct copies of each of the following documents:

         (i) the Plan and any amendments thereto (or if the Plan is not a written agreement, a description thereof);

         (ii) the three most recent annual Form 5500 reports filed with the Internal Revenue Service ("IRS");

         (iii) the most recent statement filed with the Department of Labor pursuant to 29 U.S.C.ss. 2520.104-23;

         (iv) a written summary of the legal basis for an exemption from the obligation to file annual Form 5500 reports;

         (v) the three most recent annual Form 990 and 1041 reports filed with the IRS;

         (vi) the most recent summary plan description and summaries of material modifications thereto;

         (vii) the trust agreement, group annuity contract or other funding agreement that provides for the funding of the Plan;

         (viii)   the most recent financial statement;

         (ix) the most recent determination letter received from the IRS with respect to each Plan that is intended to qualify under section 401 of the Code; and

         (x) any agreement pursuant to which the Company is obligated to indemnify any person.

(c) Neither the Company nor any entity (whether or not incorporated) that was at any time during the six-year period ending on the date of this Agreement treated as a single employer together with the Company under section 414 of the Code has ever maintained, had an obligation to contribute to, contributed to, or incurred any liability with respect to, a pension plan that is or was subject to Title IV of ERISA or section 412 of the Code.

(d) Neither the Company nor any other entity has engaged in a transaction that could result in the imposition upon the Company of a civil penalty under section 409 or 502(i) of ERISA or a tax under section 4972, 4975, 4976, 4980B or 6652 of the Code with respect to any Plan, and no fact or event exists that could give rise to any such liability.

(e) Each Plan has been operated and administered in all respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

(f) The terms of all Plans that are intended to qualify under section 401(a) of the Code (i) have been determined by the IRS to qualify under section 401(a) of the Code or (ii) the applicable remedial amendment periods under section 401(b) of the Code will not have expired prior to the Closing Date. No event or circumstance has occurred that could cause the IRS to disqualify any Plan that is intended to qualify under section 401(a) of the Code.

(g) No Plan provides medical, surgical, hospitalization, or life insurance benefits (whether or not insured by a third party) for employees or former employees of the Company for periods extending beyond their retirements or other terminations of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any pension benefit plan as defined in section 3(1) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

(h) The consummation of the transactions contemplated by this Agreement, either alone or in conjunction with another event (such as a termination of employment), will not (i) entitle any current or former employee or officer of the Company, to severance pay, or any other payment under a Plan, (ii) accelerate the time of payment or vesting of benefits under a Plan (except for the full vesting of Interests held by Sellers whose Interests are subject to vesting schedules), or (iii) increase the amount of compensation due any such employee or officer.

(i) There is no litigation, action, proceeding, audit, examination or claim pending, or to the Best Knowledge of the Company, Lancewood and Onyx, threatened or contemplated relating to any Plan (other than routine claims for benefits).

         3.14 Contracts and Agreements. Schedule 3.14 sets forth a true and complete list of all of the following contracts, agreements, leases, licenses, arrangements or commitments, written or oral, to which the Company is a party or by which any of its assets are bound (including all amendments, supplements and modifications thereto):

(a) all contracts, agreements, arrangements or commitments in respect of the sale or provision of products or services by the Company;

(b) all sales, agency or distributorship agreements or franchises or legally enforceable commitments or obligations with respect thereto;

(c) all collective bargaining agreements, union agreements, employment agreements or consulting agreements;

(d) all loan or credit agreements, indentures, guarantees (other than endorsements made for collection), mortgages, pledges, conditional sales or other title retention agreements, and all equipment financing obligations, lease and lease-purchase agreements;

(e) all leases and all other contracts, agreements or legally enforceable commitments relating to or affecting real property or any interest therein (other than covenants, easements, rights-of-way or the like that are properly recorded in the applicable real property records);

(f) all performance bonds, bid bonds, surety bonds and the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties;
(g) all consent decrees and other judgments, decrees or orders, settlement agreements and agreements relating to competitive activities, requiring or prohibiting any future action;

(h) all contracts or agreements of any nature with any of the Sellers or their Affiliates;

(i)      all  contracts,   agreements,   leases,   licenses,   arrangements   or
         commitments entered into outside the ordinary course of the operation of the business of the Company;

(j) all other contracts, agreements, leases, licenses, arrangements or commitments that (i) can be reasonably expected to involve receipts or expenditures of or by the Company in excess of $100,000 or (ii) have a remaining term in excess of twelve months;

(k) all other contracts, agreements, leases, licenses, arrangements or commitments that are material to the Company or its assets or its business; and

(l) all offers, tenders or the like outstanding and capable of being converted into an obligation of the Company described in clauses (a) through (k) above.

         All of such contracts, agreements, leases, licenses, arrangements, and commitments and all other such items held or owned by the Company but not specifically described above (collectively, the "Contracts") are valid, binding and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof by the Company, or, to the Best Knowledge of the Company, Lancewood or Onyx, by any other party to the Contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by the Company, or, to the Best Knowledge of the Company, Lancewood and Onyx, by any other party to the Contracts. Except as set forth on Schedule 3.14, the Contracts will not be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement and no consent or approval by any Person is necessary for any of such Contracts to remain in full force and effect after the Closing. To the Best Knowledge of the Company, Lancewood and Onyx, there is no reason why any of the Contracts (i) will result in a loss to the Company on completion by performance or (ii) cannot readily be fulfilled or performed by the Company with the assets presently owned, leased or licensed by the Company on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts listed in Schedule 3.14 have been delivered to the Buyer, and such copies and descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. The Company has not received any notice of cancellation of any Contract, and to the Best Knowledge of the Company, Lancewood and Onyx, no Person has threatened to deliver any notice of cancellation of any Contract.

         3.15 Claims and Proceedings. Attached hereto as Schedule 3.15 is a list of all claims, actions, suits, proceedings and investigations pending or, to the Best Knowledge of the Company, Lancewood and Onyx, threatened against the Company or any of its properties or assets, at law or in equity, or before or by any Governmental Authority. Except as set forth on Schedule 3.15, there is no basis for any such claim or action or any other claims or actions which would, or could reasonably be expected to (individually or in the aggregate), have an adverse effect on the business, operations or financial condition of the Company, or result in a liability of the Company. Except as set forth on
Schedule 3.15, the Company is not now subject to any order, judgment, decree, stipulation or consent of any Governmental Authority. No inquiry, action or proceeding has been asserted, instituted or, to the Best Knowledge of the Company, Lancewood or Onyx, threatened to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof.


3.16     Taxes and Governmental Returns.

(a) As of the date hereof, all Tax returns of every nature required by any Governmental Authority or Governmental Requirement to be filed by the Company or which include or should include the Company, including those relating to Taxes of any nature to which the Company or any of its business is subject ("Tax Returns"), have been filed for all periods ending on or before the date hereof, and all Taxes shown to be due and payable on such Tax Returns or on any assessments related to such Tax Returns have been paid. All such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein, and reflect all Tax liabilities of the Company for the periods covered by such Tax Returns. Except as set forth on Schedule 3.16(a), the Company has no unpaid liability for any Taxes of any nature whatsoever for any period prior to the date hereof. Except as set forth on Schedule 3.16(a), the Tax Returns of the Company or that include the Company have not been audited, and are not now under audit, by any Governmental Authority. Except as set forth on Schedule 3.16(a), there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes of any nature against the Company or with respect to any Tax Return filed by the Company or that include the Company, or any suits or other actions, proceedings, investigations or claims now pending or, to the Best Knowledge of the Company, Lancewood and Onyx, threatened against the Company with respect to any Taxes or any matters under discussion with any Governmental Authority relating to any Taxes, or any claims for additional Taxes asserted by any Governmental Authority.

(b) As of the date hereof, all information returns and governmental reports of every nature (excluding Tax returns, which are covered by Section 3.16(a)) required by any Governmental Authority or Governmental Requirement (excluding Environmental Laws, which are covered by Section 3.27) to be filed by the Company or which include or should include the Company ("Governmental Returns"), have been filed for all periods ending on or before the date hereof, and all fees, assessments and other liabilities related to such Governmental Returns have been paid. All such Governmental Returns and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein and reflect all fees, assessments and other liabilities of the Company with respect thereto for the periods covered by such Governmental Returns. Except as set forth on Schedule 3.16(b), the Company has no unpaid fee, assessment or other liability with respect to any Governmental Return for any period prior to the date hereof. Except as set forth on
         Schedule 3.16(b), the Governmental Returns of the Company or that include the Company have not been audited, and are not under audit, by any Governmental Authority. Except as set forth on Schedule 3.16(b), there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any fee, assessment or other liability with respect to any such Governmental Return, or any suits or other actions, proceedings, investigations or claims now pending or, to the Best Knowledge of the Company, Lancewood and Onyx, threatened against the Company with respect to any Governmental Returns or any fees, assessments or other liabilities related thereto or any matters under discussion with any Governmental Authority relating to any Governmental Returns, or any claims for additional fees, assessments or other liabilities asserted by any Governmental Authority with respect to such Governmental Returns.

         3.17 Personnel. Attached hereto as Schedule 3.17 is a list of the names and annual rates of compensation of the managers, officers and employees of the Company (including base salary, bonus and incentive pay). Schedule 3.17 also summarizes the bonus, profit sharing, percentage compensation, company automobile, club membership and other like benefits, if any, paid or payable to such managers, officers and employees during the Company's 1999 fiscal year and to the date hereof or under which such managers, officers and employees are entitled to receive benefits. Except as set forth in Schedule 3.17, the Company has not received any written notification that any of the employees of the Company presently plans to terminate his or her employment during the 2000 calendar year, whether by reason of the transactions contemplated in this Agreement or otherwise. Schedule 3.17 also lists all employment agreements, consulting agreements and confidentiality agreements to which the Company is a party, and all severance benefits which any manager, officer, consultant or employee of the Company is or may be entitled to receive. The employee relations of the Company are good and there is no pending or, to the Best Knowledge of the Company, Lancewood and Onyx, threatened labor dispute. Except as set forth on
Schedule 3.17, none of the employees of the Company are represented by any labor union or organization and, to the Best Knowledge of the Company, Lancewood and Onyx, there are no current union organizing actions among the Company's employees. The Company is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practices. There is no unfair labor practice claim against the Company before the National Labor Relations Board or any strike, labor dispute, work slowdown or work stoppage pending or, to the Best Knowledge of the Company, Lancewood and Onyx, threatened against or involving the Company and there has not been any such action during the last three years.

         3.18 Business Relations. None of the Company, Lancewood or Onyx has any Best Knowledge that any customer or supplier of the Company will, as a result of the transactions contemplated hereby, cease to do business with the Company after the consummation of the transactions contemplated hereby in the same manner as previously conducted with the Company. Except as set forth on Schedule 3.18, the Company has not received notice from any of its customers or suppliers that any such customer or supplier will, for any reason, cease to do business with the Company after the date hereof in the same manner as previously conducted with the Company. The Company has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by the Company.

         3.19 Accounts Receivable. Except as set forth on Schedule 3.19, all of the accounts, notes and loans receivable (net of reserves) that have been recorded on the books of the Company are bona fide and represent amounts validly due. All of such accounts, notes and loans receivable are pledged to the Company's senior bank lenders to secure the payment of indebtedness outstanding under the Company's senior credit facilities, and will be released from such liens at or prior to Closing. All of such accounts, notes and loans receivable will be collected in full within 90 days after Closing, less any allowance for doubtful accounts set forth on the balance sheet included in the Interim Financial Statements or the Future Financial Statements. With respect to any such accounts, notes and loans receivable that are not collected in full in accordance with the immediately preceding sentence, the Buyer shall assign (without recourse) the remaining portion of such account, note or loan receivable to Lancewood and Onyx so long as (i) Lancewood and Onyx have paid to the Buyer the amount required by the indemnification provisions of Section 8.1 as a result of such account, note or loan receivable not having been collected in full accordance with the immediately preceding sentence, and (ii) Lancewood and Onyx have delivered to the Buyer a written request for such assignment.

         3.20 Bank Accounts. Attached hereto as Schedule 3.20 is a list of all banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the Persons authorized as signatories thereon or to act or deal in connection therewith.

         3.21 Agents. Except as set forth on Schedule 3.21, the Company has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

         3.22 Indebtedness To and From Officers, Managers, Members and Employees. Except as set forth on Schedule 3.22, the Company does not owe any indebtedness to any of its officers, managers, members or employees (other than accrued salaries or benefits payable in the ordinary course of business) nor does it have indebtedness owed to it from any of its officers, managers, members or employees, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of business of the Company and consistent with the Company's past practices.

         3.23 Certain Consents. Except as set forth on Schedule 3.23 and except in connection with the filings to be made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), there are no consents, waivers or approvals required to be executed or obtained from any Person in connection with the execution, delivery and performance by the Company or the Sellers of this Agreement and the Ancillary Agreements or in connection with consummation by the Company and the Sellers of the transactions contemplated hereby or thereby.

         3.24 Brokers. Neither Lancewood nor the Company has engaged, or caused any liability to be incurred to, any finder, broker or sales agent in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby.

         3.25 Interest in Competitors, Suppliers and Customers. Except as set forth on Schedule 3.25, no officer, member or manager of the Company or any Affiliate of any such officer, member or manager has any ownership interest in any competitor, supplier or customer of the Company or any property used in the operation of the business of the Company.

         3.26 Inventory. Except as set forth on Schedule 3.26, the inventories shown on the balance sheet contained in the Interim Financial Statements consist of (and the inventories of the Company on the Closing Date shall consist of) items of a quality and quantity currently usable in the ordinary course of business by the Company as such business has been conducted by the Company in calendar year 2000.

         3.27 Environmental Matters. Except as otherwise described in the Environmental Reports, (i) the Company currently is in compliance with all Environmental Laws, and (ii) no claim has been made by any Governmental Authority (and, to the Best of Knowledge of the Company, Lancewood and Onyx, no such claim has been threatened) to the effect that the business conducted by the Company fails to comply, in any respect, with any Environmental Laws. Except as provided in this Section 3.27, none of the Company, any Seller or Onyx makes any representation or warranty as to the environmental condition of the assets or properties of the Company or with respect to compliance with any Environmental Law.

         3.28 Purchase of Units for Investment. Lancewood is acquiring the Units set forth beside its name on the Purchase Price Allocation Schedule for its own account for investment with no present intention of, or view to, distribution of such Units or any part thereof. Lancewood is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act. Lancewood has been provided with all information requested by Lancewood regarding Buyer and its subsidiaries and their business and operations, and has had the opportunity to ask questions of Buyer's management regarding any issues Lancewood considered relevant to its decision to acquire the Units. Lancewood understands and agrees that the certificates representing the Units acquired by Lancewood pursuant to this Agreement will bear a legend in form and substance similar to the following:

         "The  securities   represented  by  this   certificate  have  not  been
         registered under the Securities Act of 1933, as amended, and, accordingly, may not be offered for sale, sold or otherwise transferred except (i) upon effective registration of the securities represented by the certificate under the Securities Act of 1933, as amended, or (ii) upon receipt by the issuer of (A) an opinion of counsel, in such form and by such counsel as shall be satisfactory to the issuer, or (B) other documentation as shall be satisfactory to counsel for the issuer that such registration is not required."

         3.29 Information Furnished. Lancewood and the Company have made available to Buyer and its partners, officers, attorneys, accountants and representatives true and correct copies of all agreements, documents and other items listed on the schedules to this Agreement and all books and records of the Company, and neither this Agreement, the schedules attached hereto nor any information, agreements or documents delivered to or made available to Buyer or its partners, officers, attorneys, accountants or representatives pursuant to this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

         3.30 Tax Status of Lancewood. Lancewood is not a foreign person and no Tax is required to be withheld from Lancewood pursuant to Section 1445 of the Code as a result of the transfers contemplated by this Agreement.

         3.31 Accredited Investor Status. Each of Lancewood, Peter J. Jacullo, III, Richard Shore, Jr., Michael J. Burgett, and David L. Widener is an "accredited investor," as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act.

ARTICLE IV    Representations and Warranties of the Sellers

         Each Seller (other than Lancewood) hereby severally (but not jointly) represents and warrants to Buyer as follows (with the understanding that Buyer is relying materially on each such representation and warranty in entering into and performing this Agreement):

         4.1 No Liens on Interests. Such Seller is the true and lawful owner, of record and beneficially, of the Interest set forth beside his, her or its name on Schedule 3.1, free and clear of any liens, restrictions, security interests, claims, rights of another or encumbrances; none of the Interests owned by such Seller is subject to any outstanding options, warrants, calls or similar rights of any other person to acquire the same; none of the Interests owned by such Seller is subject to any restrictions on the transfer thereof; and such Seller has the full power and authority to convey, and will convey to Buyer at Closing, good and marketable title to his, her or its Interest, free and clear of any liens, restrictions, security interests, claims, rights of another or encumbrances.

         4.2 Other Rights to Acquire Securities. There are no authorized or outstanding warrants, options or rights of any kind to acquire from such Seller any equity or debt securities of the Company or securities convertible into or exchangeable for equity or debt securities of the Company.

4.3      Due Authorization.

(a) Such Seller has full power and authority to enter into and perform this Agreement and each other agreement, instrument and document required to be executed by him, her or it in connection herewith (the "Other Seller Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Other Seller Ancillary Agreements have been duly authorized by all necessary action by or on behalf of such Seller.

(b) This Agreement has been duly and validly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity.

(c) Upon its execution in accordance with this Agreement, each Other Seller Ancillary Agreement to which such Seller is a party will have been duly and validly executed and delivered by such Seller and will constitute a valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the application of general principles of equity.

(d) Neither the execution, delivery and performance of this Agreement by such Seller, nor the execution, delivery and performance of any Other Seller Ancillary Agreements by such Seller, will (i) violate any Governmental Requirement applicable to such Seller or his, her or its properties, (ii) violate or conflict with, or permit the cancellation of, any agreement to which such Seller is a party, or by which he, she or it or any of his, her or its properties are bound, or result in the creation of any lien, security interest, charge or encumbrance upon any of such properties, (iii) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, such Seller, or (iv) if such Seller is not a natural person, violate or conflict with any provision of the governing documents (including the trust agreement) of such Seller.

(e) No action, consent or approval of, or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Agreement or any Other Seller Ancillary Agreement by such Seller.

         4.4 Brokers. Such Seller has not engaged, or caused any liability to be incurred to, any finder, broker or sales agent in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby.

         4.5 Purchase of Units for Investment. Such Seller, if he, she or it is acquiring Units under this Agreement, is acquiring the Units set forth beside his, her or its name on the Purchase Price Allocation Schedule for his, her or its own account for investment with no present intention of, or view to, distribution of such Units or any part thereof. Such Seller, if he, she or it is acquiring Units, is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act. Such Seller, if he, she or it is acquiring Units, has been provided with all information requested by such Seller regarding Buyer and its subsidiaries and their business and operations, and has had the opportunity to ask questions of Buyer's management regarding any issues such Seller considered relevant to his, her or its decision to acquire the Units. Such Seller, if he, she or it is acquiring Units, understands and agrees that the certificates representing the Units acquired by such Seller pursuant to this Agreement will bear a legend in form and substance similar to the following:

         "The  securities   represented  by  this   certificate  have  not  been
         registered under the Securities Act of 1933, as amended, and, accordingly, may not be offered for sale, sold or otherwise transferred except (i) upon effective registration of the securities represented by the certificate under the Securities Act of 1933, as amended, or (ii) upon receipt by the issuer of (A) an opinion of counsel, in such form and by such counsel as shall be satisfactory to the issuer, or (B) other documentation as shall be satisfactory to counsel for the issuer that such registration is not required."

         4.6 Tax Status of Such Seller. Such Seller is not a foreign person and no Tax is required to be withheld from such Seller pursuant to Section 1445 of the Code as a result of the transfers contemplated by this Agreement.

ARTICLE V    Covenants

         5.1 Inspection. From the date hereof to the Closing, the Company shall give (and Sellers shall cause the Company to give) to Buyer and its partners, officers, attorneys, accountants and representatives free, full and complete access during normal business hours to all books, records, returns, files, correspondence, personnel, facilities and properties of the Company; provide Buyer and its partners, officers, attorneys, accountants and representatives all information and material pertaining to the business and affairs of the Company as Buyer may deem necessary or appropriate; and use their reasonable best efforts to afford Buyer and its partners, officers, attorneys, accountants and representatives the opportunity to meet with the customers and suppliers of the Company to discuss the business, condition (financial or otherwise), operations and prospects of the Company; provided, however, that neither Buyer nor any of its representatives shall contact any customer or supplier of the Company without the prior written approval of the Company. At the Closing, the Company shall deliver to Buyer the originals of all company records of the Company. Any investigation by Buyer or its partners, officers, attorneys, accountants or representatives shall not in any manner affect the representations and warranties of Sellers and the Company contained herein.

         5.2 Compliance by the Company and Sellers. From the date hereof to the Closing, neither any Seller nor the Company shall take or fail to take any action which action or failure to take such action shall cause the representations and warranties made by Sellers and the Company herein to be untrue or incorrect as of the Closing.

         5.3 Satisfaction of Conditions Precedent. From the date hereof to the Closing, each Seller and the Company shall use commercially reasonable efforts to cause all conditions precedent to the obligations of Sellers and Buyer hereunder to be satisfied by the Closing, including execution and delivery by Sellers of documents reasonably necessary to satisfy the conditions precedent set forth in Sections 6.1(a), (d), (f), (j), (l), (m), (n), and (o).

         5.4 No Solicitation. From the date hereof to the Closing, neither the Company nor any Seller shall offer any of the Interests of the Company (or a material part of its assets in one transaction or a series of transactions) for sale or lease, or solicit offers to buy or lease the Interests of the Company (or a material part of its assets in one transaction or in a series of related transactions), or hold discussions with any party (other than Buyer) looking toward such an offer or solicitation or toward a merger, share exchange or consolidation of the Company with or into another entity or any similar transaction. From the date hereof to the Closing, Sellers shall not, and shall not allow the Company to, enter into any agreement with any party other than Buyer with respect to the sale, lease or other disposition of either the equity securities or the assets of the Company or with respect to any merger, share exchange, consolidation or similar transaction involving the Company.

         5.5 Notice of Developments. From the date hereof to the Closing, Sellers and the Company shall notify Buyer of any material problems or developments with respect to the business, operations or prospects of the Company which come to the Best Knowledge of Sellers or the Company.

         5.6 Notice by Sellers and the Company of Breach. From the date hereof to the Closing, Sellers, Onyx and the Company shall, immediately upon becoming aware thereof, give detailed written notice to Buyer of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to any Seller, Onyx or the Company prior to the date of this Agreement, of any of their covenants, agreements, representations or warranties contained or referred to herein or in any document delivered in accordance with the terms hereof.

         5.7 Notice by Sellers and the Company of Litigation. From the date hereof to the Closing, immediately upon becoming aware thereof, Sellers and the Company shall notify Buyer of (a) any suit, action or proceeding (including, without limitation, any Tax Action or any proceeding involving a labor dispute or grievance or union recognition) to which the Company becomes a party or which is threatened against the Company, (b) any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby, or (c) any notice from any tribunal of its intention to institute an investigation into, or to institute a suit or proceeding to restrain or enjoin the consummation of, this Agreement or the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

         5.8 Continuation of Insurance Coverage. From the date hereof to the Closing, Sellers shall cause the Company to keep in full force and effect insurance coverage for the Company and its assets and operations comparable in type, amount and scope to the coverage now maintained covering the Company and its assets and operations.

         5.9 Maintenance of Credit Terms. From the date hereof to the Closing, Sellers shall cause the Company to continue to effect sales of its products and services only on the terms that have historically been offered by the Company or on such other terms as the Buyer shall approve (which approval shall not be unreasonably withheld, conditioned or delayed).

         5.10 Financial Statements. Until the Closing, as soon as available, and in any event within 45 days after the end of each calendar month after June 30, 2000, the Company shall furnish to Buyer a balance sheet as of the last day of such month, a statement of operations and a statement of cash flows of the Company for such month, prepared in accordance with the generally accepted accounting principles applied in the preparation of the Audited Financial
Statements (except for the absence of notes to such financial statements and subject to normal year-end adjustments and accruals required to be made in the ordinary course of business which are not materially adverse and are consistent with past practices). Such financial statements shall fairly present the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods.

5.11     Interim Operations of the Company.

(a) From the date hereof to the Closing, Sellers shall cause the Company to conduct its business only in the ordinary course consistent with past practices and the Company shall not, and Lancewood and Onyx shall cause the Company not to, unless Buyer gives its prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), (i) amend or otherwise change its certificate of formation or limited liability company agreement (except to remove or admit members of the Company or to change the respective percentage interests of the members in the Company), as each such document is in effect on the date hereof, (ii) issue or sell, or authorize for issuance or sale, additional equity interests or issue, grant or enter into any subscription, option, warrant, right, convertible security or other agreement or commitment of any character obligating the Company to issue equity interests or securities, (iii) declare, set aside, make or pay any dividend or other distribution with respect to its equity securities, (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its debtor equity securities, (v) authorize any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate (other than the capital expenditures described on
         Schedule 3.7(c), which Buyer hereby consents to) or sell, pledge, dispose of or encumber, or agree to sell, pledge, dispose of or encumber, any assets of the Company, (vi) acquire (by merger, share exchange, consolidation, acquisition of stock or assets, or otherwise) any interest in any Person or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, (vii) borrow any money (whether under new or existing debt facilities or otherwise), factor any receivables or incur any debt obligation (except under the Company's presently existing senior credit facilities, which will be paid in full at Closing pursuant to Section 1.4, and trade payables and other obligations incurred in the ordinary course of business that will be included as current liabilities in the net working capital calculated pursuant to Section 1.5), or issue any debt securities or enter into or modify any contract, agreement, commitment or arrangement with respect to any items described in this clause
         (vii), (viii) enter into, amend or terminate any employment or consulting agreement with any manager, officer, consultant or key employee of the Company, enter into, amend or terminate any employment agreement with any other person, or take any action with respect to the grant or payment of any severance or termination pay other than pursuant to policies or agreements of the Company in effect on the date hereof, (ix) enter into, extend or renew any lease for office or manufacturing space, (x) except as required by law, adopt, amend or terminate any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any officer or employee of the Company (except in order to fully vest Interests held by Sellers whose Interests are subject to vesting schedules) or withdraw from any multi-employer plan so as to create any liability under Article IV of ERISA to any Person,
         (xi) grant any increase in compensation, or grant or make any bonus or other compensatory payments, to any manager, officer, consultant or key employee of the Company, except as required by agreements in effect as of the date of this Agreement, (xii) grant any increase in compensation to any other employee of the Company, (xiii) enter into any contract, agreement, commitment or arrangement for the sale or provision of goods or services, or (xiv) enter into, amend or terminate any contract, agreement, commitment or arrangement that can be reasonably expected to
         (A) involve receipts or expenditures by the Company in excess of $50,000, (B) have a term in excess of twelve months, or (C) involve an indemnity or guaranty obligation of the Company.

(b) From the date hereof to the Closing, Sellers shall cause the Company to use its reasonable best efforts to preserve intact the business organization of the Company, to keep available in all material respects the services of its present officers, consultants and key employees, to preserve intact its banking relationships and credit facilities, to preserve intact its relationships with its customers, suppliers and distributors, to preserve the goodwill of those having business relationships with it and to comply with all applicable laws.

(c)      From the date of this Agreement  through the earlier of (i) Closing and
         (ii) termination of this Agreement, Buyer will make generally available for approximately 35 hours per week during normal business hours at the facilities of Seller located in Martinez, California, a representative of Buyer ("Buyer's Contract Representative). With respect to any action for which Buyer's prior written approval is required under Section 5.11(a)(xiii) or (xiv) (but not any other clause of that section) the Sellers shall send or cause to be sent a written request for such approval either (i) by personal delivery to Buyer's Contract Representative at the Company's Martinez, California, facility if such representative is physically present at such facility, or (ii) by facsimile to the following Dallas office representatives of Buyer: Mr. Fred Johnson (facsimile number 972/931-6526), Mr. Ron Rushton (facsimile number 972/931-6526), and Mr. Ron Scoggins (facsimile number 972/699-1894). Such written request will be accompanied by a full and complete copy of such contract (including any schedules and exhibits), or, if no such contract is then available, such written request will include a summary of the proposed contract in form and content sufficient to describe to Buyer its material terms. The Sellers shall also verbally confirm either in person with the Buyer's Contract Representative or by telephone with at least one Dallas office representative listed above receipt by such representative of such written request. Upon receipt of such written request and accompanying attachments, and after the completion of the in person or telephonic confirmation described above, Buyer will have 24 hours from such time to respond (either verbally or in writing) to the Sellers in order to approve or disapprove of the proposed contract. If Buyer has not responded within such 24 hour period, notwithstanding the requirements of Section 5.11(a) for approvals to be in writing, such contract shall be deemed approved by the Buyer. 5.12 HSR Act Filings. To the extent a premerger notification under the HSR Act is required, each of the Company (and to the extent required, Lancewood and Onyx) and Buyer shall, and hereby agrees to, cause its ultimate parent entity to (a) file a premerger notification under the HSR Act with the United States Department of Justice and the Federal Trade Commission as promptly as practical following the date hereof, (b) request early termination of the waiting period under the HSR Act, and (c) promptly comply with any requests for additional information or documentary material thereunder. Seller and Buyer shall each pay one-half (1/2) of all filing fees required in connection with any such filings made under this Section 5.12.

         5.13 Resignations of Managers and Officers. Sellers shall either terminate, or cause the delivery of resignations from, all members of the board of managers of the Company (and such other employees of the Company as Buyer may request) from their positions and employment with the Company, which terminations and resignations shall be effective at or before the Closing and shall be in form and substance reasonably satisfactory to Buyer.

         5.14 Compliance by Buyer. From the date hereof to the Closing, Buyer shall not take or fail to take any action which action or failure to take such action shall cause the representations and warranties made by Buyer herein to be untrue or incorrect as of the Closing.

         5.15 Satisfaction of Conditions Precedent. From the date hereof to the Closing, Buyer shall use commercially reasonable efforts to cause all conditions precedent to the obligations of Buyer and Sellers hereunder to be satisfied by the Closing, including execution and delivery by Buyer of documents reasonably necessary to satisfy the conditions precedent set forth in Sections 6.2(a), (c),
(e) and (g).

         5.16 Notice by Buyer of Breach. From the date hereof to the Closing, Buyer shall, immediately upon becoming aware thereof, give detailed written notice to Sellers and the Company of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Buyer prior to the date of this Agreement, of any of its covenants, agreements, representations or warranties contained or referred to herein or in any document delivered in accordance with the terms hereof.

         5.17 Notice by Buyer of Litigation. From the date hereof to the Closing, immediately upon becoming aware thereof, Buyer shall notify Sellers and the Company of (a) any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby, or (b) any notice from any tribunal of its intention to institute an investigation into, or to institute a suit or proceeding to restrain or enjoin the consummation of, this Agreement or the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

         5.18 Consents. After the date hereof, Buyer shall use commercially reasonable efforts to obtain the third party consents disclosed on Schedules 3.9 and 3.14 as being necessary in connection with the transactions contemplated hereby. After the date hereof, the Company and Lancewood shall fully cooperate with Buyer in its efforts to obtain such consents.

         5.19 Registration Rights Agreement. Contemporaneous with the Closing, Buyer and Lancewood, Peter J. Jacullo, III, Richard Shore, Jr., Michael J. Burgett, and David L. Widener shall execute and deliver a Registration Rights Agreement in the form attached hereto as Exhibit B.

         5.20 Wickland Assumption. Contemporaneous with the Closing, Sellers shall assume the Company's obligation to make an earn-out payment to Wickland Oil Company pursuant to the Assumption Agreement in the form attached as Exhibit A.

         5.21 Contracts Update. At the end of the day prior to the Closing Date, the Company, Lancewood and Onyx shall deliver to Buyer an accurate list showing
(a) all contracts, agreements, leases, licenses, arrangements and commitments, written or oral, to which the Company is a party or by which any of its assets are bound that are of a type that are either required to be listed on Schedule
3.14 or are required to be approved by Buyer pursuant to the terms of this Agreement, and (b) all amendments, supplements and modifications to any Contracts listed on Schedule 3.14, in each case to the extent such item was entered into on or after the date of this Agreement.

         5.22 Release of Sellers. On the Closing Date, each of the Sellers and, except as to Lancewood and Onyx, their respective Affiliates, shall execute full and complete releases of the Company with respect to any and all claims and rights they might have against the Company in the form of Exhibit C attached hereto.

         5.23 Tax Certificates. Each Seller agrees to provide the Buyer a certificate, in compliance with Section 1445 of the Code and the Treasury regulations thereunder, that, as of the Closing Date, such Seller is not a foreign person.

         5.24 Delivery of Investment Letters. Contemporaneously with the Closing, each of Lancewood, Peter J. Jacullo, III, Richard Shore, Jr., Michael
J. Burgett, and David L. Widener shall execute and deliver to Buyer an Investment Letter in the form attached hereto as Exhibit D.

ARTICLE VI   Conditions to Closing

         6.1 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions (any of which may be waived by Buyer):

(a) The representations and warranties of Sellers, Onyx and the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; Sellers, Onyx and the Company shall have performed and complied with all agreements required by this Agreement to be performed or complied with by Sellers, Onyx or the Company at or prior to the Closing Date; and Buyer shall have received a certificate, dated as of the Closing Date, signed by the Sellers and Onyx to the foregoing effects;

(b) No action or proceeding shall have been instituted or threatened for the purpose or with the probable or reasonably likely effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof;

(c) Prior to the Closing, there shall have been no material adverse change in the financial condition, business, properties, liabilities, obligations or operations of the Company since June 30, 2000, or any occurrence or event since the date hereof, that has caused a material adverse change in the prospects of the Company;

(d)      Buyer shall have received the company  records  contemplated by Section
         5.1 hereof and the resignations contemplated by Section 5.13 hereof;

(e) If applicable, the waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated;

(f) All necessary action (corporate or otherwise) shall have been taken by Sellers and the Company to authorize, approve and adopt this Agreement and the consummation and performance of the transactions contemplated hereby, and Buyer shall have received a certificate, dated as of the Closing Date, of the Sellers and Onyx to the foregoing effect;

(g) All indebtedness outstanding under the Company's senior credit facilities shall have been paid in full by the Sellers as contemplated by Section 1.4, and the Buyer shall have received the Payoff Letter and all related releases necessary to release the liens securing such indebtedness;

(h) Sellers shall have assumed the Company's obligation to make an earnout payment to Wickland Oil Company pursuant to the Assumption Agreement in the form attached hereto as Exhibit A;

(i) The City of Los Angeles shall have consented to or approved in writing the transactions contemplated by this Agreement and shall have indicated in writing that the Permits numbers 712 and 713 covering the lease of the Company's Los Angeles, California, facility, or substitutes therefor, shall remain or be in full force and effect after consummation of the transactions contemplated by this Agreement on substantially the same terms, conditions and economic cost as are presently in effect for such Permits;

(j) Sellers and the Company shall have delivered to Buyer such good standing certificates, officers' certificates and similar documents and certificates as counsel for Buyer shall have reasonably requested prior to the Closing Date;

(k) Buyer shall have received evidence of the consents, approvals, notices, filings and easement assignment listed on Schedule 6.1(k) in form and substance reasonably acceptable to Buyer;

(l) Sellers shall have delivered to Buyer such duly executed transfer and other documents as Buyer shall reasonably request to effect and evidence the transfer of the Interests to Buyer, free and clear of any liens or encumbrances of any nature whatsoever;

(m) Lancewood, Peter J. Jacullo, III, Richard Shore, Jr., Michael J. Burgett and David L. Widener shall have executed and delivered the Registration Rights Agreement;

(n) Each Seller shall have executed and delivered to the Company, with a copy to Buyer, a Member's Release as required by Section 5.22; and

(o) The appropriate Sellers shall have executed and delivered Investment Letters as required by Section 5.24.

         The decision of Buyer to consummate the transaction contemplated by this Agreement without the satisfaction of any of the preceding conditions shall not constitute a waiver of any of Sellers' or Onyx's representations, warranties, covenants or indemnities herein.

         6.2 Conditions to Obligations of Sellers and the Company. The respective obligations of Sellers and the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions (any of which may be waived by Lancewood, which waiver shall be binding on all Sellers and the Company):

(a) Buyer's representations and warranties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date; Buyer shall have performed and complied with all agreements required by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date; and Sellers and the Company shall have received a certificate, dated as of the Closing Date, signed by the General Partner of Buyer (on behalf of Buyer) to the foregoing effects;

(b) No action or proceeding shall have been instituted or threatened for the purpose or with the probable or reasonably likely effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof;

(c)      Buyer  shall  have  executed  and  delivered  the  Registration  Rights
         Agreement;

(d) Buyer shall have delivered to Sellers the consideration for the Interests in accordance with Section 1.3 hereof;

(e) All necessary action (partnership or otherwise) shall have been taken by Buyer to authorize, approve and adopt this Agreement and the consummation and performance of the transactions contemplated hereby, and Sellers shall have received a certificate, dated as of the Closing Date, of the General Partner of Buyer (on behalf of Buyer) to the foregoing effect;

(f) If applicable, the waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated; and

(g) Buyer shall have delivered to Sellers such good standing certificates, officers' certificates and similar documents and certificates as counsel for Sellers shall have reasonably requested prior to the Closing Date.

         The decision of Sellers and the Company to consummate the transaction contemplated by this Agreement without the satisfaction of any of the preceding conditions shall not constitute a waiver of any of Buyer's representations, warranties, covenants or indemnities herein.

ARTICLE VII     Termination

         7.1 Termination. This Agreement may be terminated prior to the Closing by (a) the mutual consent of Buyer and Lancewood, (b) Lancewood upon the failure of Buyer to perform or comply with any of its material covenants or agreements contained herein prior to the Closing or if the representations and warranties of Buyer hereunder shall not have been true and correct in all material respects as of the time at which such were made and as of Closing, (c) Buyer upon the failure of the Company or any Seller to perform or comply with any of its, his or her material covenants or agreements contained herein prior to the Closing or if the representations and warranties of Sellers and the Company hereunder shall not have been true and correct in all material respects as of the time at which such were made and as of Closing, (d) either Lancewood or Buyer if the Closing does not occur by December 31, 2000; provided, however, that no party may terminate this Agreement pursuant to (b), (c) or (d) above if such party is, at the time of any such attempted termination, in material breach of any material term hereof, or (e) pursuant to the provisions of Article X hereof.

         7.2 Effect of Termination. If this Agreement is terminated pursuant to the provisions of Section 7.1, all further obligations of each party under this Agreement shall terminate without further liability of such party; provided, however, that such termination shall not constitute a waiver by any party of any claim it may have for specific performance or for damages caused by reason of a breach by any other party of a representation, warranty, covenant, or agreement contained herein; and provided further, that, anything herein to the contrary notwithstanding, the respective rights and obligations of the parties pursuant to Article VIII and Article XI hereof shall survive the termination of this Agreement.

ARTICLE VIII   Indemnification

         8.1  Indemnification  of Buyer.  Except as  otherwise  provided in this
Article VIII, from and after the Closing Lancewood and Onyx (the "Seller Indemnitors") jointly and severally agree to and shall defend, indemnify and hold harmless Buyer and its Affiliates, equityholders, partners, officers, directors, employees, agents, consultants and representatives (and their respective successors and assigns) and the Company (the "Buyer Indemnitees"), from and against, and shall reimburse the Buyer Indemnitees for, any and all actions, proceedings, assessments, penalties, demands, damages, losses, liabilities, suits, costs, expenses (including reasonable attorneys' fees), costs of any settlement or judgment, claims of any and every kind whatsoever, refund obligations (including interest and penalties thereon), and remediation costs (individually, a "Loss" and collectively, "Losses"), paid, incurred or suffered by the Buyer Indemnitees, relating to, resulting from or arising out of any of the following:

(a) any inaccuracy in any representation or warranty of any Seller or Onyx under this Agreement, the schedules hereto, or any certificate, agreement or other document delivered or to be delivered by the Company or any Seller or Onyx under this Agreement;

(b) any breach or nonfulfillment of any covenant, agreement or other obligation of the Company or any Seller or Onyx under this Agreement, or any other agreement or document delivered or to be delivered by the Company or any Seller or Onyx under this Agreement;

(c) any liability to Wickland Oil Company with respect to any earnout payment owing to Wickland Oil Company by the Company;

(d) any liability to the Company's senior bank lenders in connection with the Company's senior credit facilities as of the Closing Date;

(e) any liability or obligation of the Company (whether direct or as a result of assumption, indemnity, reimbursement, guarantee or otherwise, but excluding Environmental Liabilities that are covered by clauses (f) and (g) below) that is based on, arises out of or in connection with, relates to or is attributable to any act, event, omission, agreement, occurrence or condition that occurs or exists at or prior to the Closing and that is not specifically disclosed in this Agreement, the Schedules hereto or the Financial Statements;

(f) any Fines and Penalties assessed to or paid or payable by the Company or assessed against its assets or business (whether directly or as a result of assumption, indemnity, reimbursement, guarantee or otherwise) that are based on, arise out of or in connection with, relate to or are attributable to (i) any violation or alleged violation of any Environmental Law or Environmental Permit that is based on, arises out of or in connection with, relates to or is attributable to any act, omission, event, occurrence, release, condition, circumstance, activity, practice or incident that occurs or exists at or prior to Closing or (ii) any generation, transportation, use, treatment, storage, release or disposal of Hazardous Materials that occurs or exists at or prior to Closing;

(g) any Environmental Liabilities assessed to or paid or payable by the Company or assessed against its assets or business (whether directly or as a result of assumption, indemnity, reimbursement, guarantee or otherwise) that are based on, arise out of or in connection with, relate to or are attributable to (i) any violation or alleged violation of any Environmental Law or Environmental Permit that is based on, arises out of or in connection with, relates to or is attributable to any act, omission, event, occurrence, release, condition, circumstance, activity, practice or incident that occurs or exists at or prior to Closing or (ii) any generation, transportation, use, treatment, storage, release or disposal of Hazardous Materials that occurs or exists at or prior to Closing, but in each case only to the extent that the Environmental Liability is not based on or attributable to and does not arise out of or in connection with or relate to any matter described in the Environmental Reports;

(h) any severance, accrued vacation, deferred compensation, bonuses or similar payments made by the Company to any employees of the Company (including Richard Shore, Jr.) who resign or are terminated at or prior to the Closing, and any liabilities of the Company with respect to or as a result of any such resignation or termination, and any payments made, or obligations owed, by the Company, or with respect to, to Richard Shore, Jr., Michael J. Burgett, Dawn M. West, Brian A. Hoff, Marco Ulmer or John M. Mackowiak that relate to the matters described in clause (ii), (iii) or (iv) of the Member's Release for Richard Shore, Jr., or clause (ii) or (iii) of the Member's Release for the other individuals, each as attached hereto as Exhibit C (provided that no indemnification will be required with respect to any matters described in this clause (h) to the extent such liability has been included as part of the net working capital adjustment to the purchase price provided in Section 1.5);

(i) any claims made by any Affiliate of either Lancewood or Onyx against the Company or its assets that relate to or arise out of (i) any acts, events, omissions or conditions that occur or exist at or prior to Closing, or (ii) any agreements, covenants or obligations that exist at or prior to the Closing;

(j) any back rent for periods prior to the Closing payable by the Company or Buyer in connection with the Company obtaining a valid dock lease at the Company's Portland, Oregon facility or a valid harbor lease at the Company's Tacoma, Washington facility, and any cost of the Company or Buyer for obtaining a survey in connection with obtaining a valid dock lease at the Company's Portland, Oregon facility;

(k) any liability or obligation of the Company (whether direct or as a result of assumption, indemnity, reimbursement, guarantee or otherwise) that is based on, arises out of or in connection with, relates to or is attributable to (i) the lawsuit brought by Doug Manful disclosed on
         Schedule 3.15, (ii) any demurrage or consequential claims brought against the Company in connection with the Astra Oil Company, Inc.
         matter disclosed on Schedule 3.15, (iii) taxes for pre-closing time periods related to the tax matters disclosed on Schedule 3.16(a), or
         (iv) the late filing of, or failure to file, required Forms 5500 related to the Company's employee plans (provided that no indemnification will be required with respect to any matters described in this clause (k) to the extent such liability has been included as part of the net working capital adjustment to the purchase price provided in Section 1.5); or

(l) a pro rata portion (based on the ratio of the number of days in the year 2000 prior to Closing to 365) of any liability or obligation of the Company with respect to the Company's year 2000 bonus obligations to its employees (provided that no indemnification will be required with respect to any matters described in this clause (l) to the extent such liability has been included as part of the net working capital adjustment to the purchase price provided in Section 1.5).

         8.2 Indemnification of Sellers by Buyer. Except as otherwise provided in this Article VIII, from and after the Closing, the Buyer agrees to and shall defend, indemnify and hold harmless each Seller and his, her or its Affiliates, equityholders, managers, directors, officers, employees, agents, consultants and representatives (and their respective successors and assigns) (the "Seller Indemnitees") from and against, and shall reimburse the Seller Indemnitees for, each and every Loss paid, incurred or suffered by the Seller Indemnitees, relating to, resulting from or arising out of any of the following:

(a) any inaccuracy in any representation or warranty of the Buyer under this Agreement, or any certificate, agreement or other document delivered or to be delivered by the Buyer under this Agreement; or

(b) any breach or nonfulfillment of any covenant, agreement or other obligation of the Buyer under this Agreement, or any other agreement or document delivered or to be delivered by the Buyer under this Agreement.

         8.3 Indemnification of Sellers by the Company. Except as otherwise provided in this Article VIII, if the Closing is consummated, then from and after the Closing the Company shall defend, indemnify and hold harmless the Seller Indemnitees from and against, and shall reimburse the Seller Indemnitees for, each and every Loss paid, incurred or suffered by the Seller Indemnitees, relating to, resulting from or arising out of any Environmental Liability assessed to or paid or payable by the Sellers or assessed against their assets or business (whether directly or as a result of assumption, indemnity, reimbursement, guarantee or otherwise) that is based on, arises out of or in connection with, relates to or is attributable to (i) any violation or alleged violation of any Environmental Law or Environmental Permit by the Company or its predecessors that is based on, arises out of or in connection with, relates to or is attributable to any act, omission, event, occurrence, release, condition, circumstance, activity, practice or incident that occurs or exists at or prior to Closing or (ii) any generation, transportation, use, treatment, storage, release or disposal of Hazardous Materials by the Company or its predecessors that occurs or exists at or prior to Closing, but in each case only to the extent that the Environmental Liability is based on or attributable to or arises out of or in connection with or relates to a matter described in the Environmental Reports; provided, however, that this Section 8.3 shall not apply to any Loss for which the Seller Indemnitors owe an indemnity pursuant to
Section 8.1. Except as otherwise provided in this Article VIII, if the Closing is consummated, then from and after the Closing the Company shall defend, indemnify and hold harmless the Seller Indemnitees from and against, and shall reimburse the Seller Indemnitees for, each and every Loss paid, incurred or suffered by the Seller Indemnitees, relating to, resulting from or arising out of any Environmental Liability assessed to or paid or payable by the Sellers or assessed against their assets or business (whether directly or as a result of assumption, indemnity, reimbursement, guarantee or otherwise) that is based on, arises out of or in connection with, relates to or is attributable to (i) any violation or alleged violation of any Environmental Law or Environmental Permit by the Company that is based on, arises out of or in connection with, relates to or is attributable to any act, omission, event, occurrence, release, condition, circumstance, activity, practice or incident that occurs or exists after Closing or (ii) any generation, transportation, use, treatment, storage, release or disposal of Hazardous Materials by the Company that occurs or exists after Closing. In the event that the Company distributes assets to any owner thereof, or engages in any merger, consolidation, or similar transaction, the result of which, in any such cases, is that the net book value (assets minus liabilities) determined in accordance with generally acceptable accounting principles, of the Company is reduced below $60,000,000, then either (i) Buyer or (ii) an Affiliate of Buyer that has a net book value (assets minus liabilities) determined in accordance with generally accepted accounting principles in excess of $60,000,000, will guarantee the Company's obligations under this Section 8.3 to the extent of the first $60,000,000 of such obligations.

         8.4 Procedures Relating to Losses other than Third-Party Claims. With respect to matters for which indemnity is sought under this Agreement that do not involve any judicial, administrative, arbitration, or investigatory proceeding or other proceeding (collectively, a "Proceeding") or claim or controversy (collectively, a "Claim") brought or asserted by third parties (including any Governmental Authority), if within 30 business days after receiving notification from any Buyer Indemnitee or Seller Indemnitee (an "Indemnitee") supported by reasonable documentation setting forth the nature of the circumstances entitling the Indemnitee to indemnity hereunder, the Buyer or the Seller Indemnitors (as applicable) (an "Indemnitor") has not resolved such matters in a manner reasonably acceptable to the Indemnitee, either party may thereafter submit such dispute to non-binding mediation in Dallas, Texas. The mediation proceedings shall be commenced by either party giving the other written notice ("Mediation Notice") that the dispute will be submitted to mediation. Within 10 business days from the date of receipt of the Mediation Notice by the non-initiating party, the parties shall make a good faith effort to select a person to mediate the dispute. If no mediator has been selected under this procedure, the parties shall jointly request Judicial Arbitration and Mediation Services (JAMS) to supply within 10 business days a list of potential qualified attorney-mediators. Within five (5) business days of receipt of the list, the parties shall rank the proposed mediators in numerical order of preference, simultaneously exchange such list and select as the mediator the individual receiving the highest combined ranking. If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they select a mediator. In consultation with the mediator selected, the parties shall promptly designate a mutually convenient date and time for the mediation, such date to be no later than 30 days after selection of the mediator. In the mediation, each party shall be represented by persons with authority and discretion to negotiate a resolution of the dispute, and may be represented by counsel. The mediator shall determine the format for the meetings and the mediation sessions shall be in private. The mediator will keep confidential all information learned in private caucus with any party unless specifically authorized by such party to make disclosure of the information to the other party. The parties agree that the mediation shall be governed by such rules as the mediator shall reasonably prescribe (except that the mediator shall not prescribe formal discovery). The fees and expenses of the mediator shall be borne one-half (1/2) by the Buyer and one-half (1/2) by the Seller Indemnitors. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to the dispute and any related matters. Mediation is a compromise negotiation for purposes of federal and state rules of evidence and constitutes privileged communications. The entire mediation process is confidential, and such conduct, statement, promises, offers, views and opinions shall not be discoverable or admissible in any Proceeding for any purpose. If litigation or any other Proceeding is commenced between the Indemnitor and any Indemnitee, the prevailing party in such litigation or other Proceeding shall be entitled to recover all reasonable costs and expenses incurred in connection with such litigation or other Proceeding, including, without limitation, reasonable attorneys' fees. If litigation or any other Proceeding is commenced or threatened by any third party for which any Indemnitee is entitled to indemnification under Section 8.1 or 8.2, the provisions of Section 8.4 shall control.

         8.5 Notice and Defense of Third-Party Claims. If any Claim shall be made or any Proceeding shall be brought or asserted by a third party (including, without limitation, any Governmental Authority) against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article VIII from an indemnifying party or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such Claim or Proceeding to the Indemnifying Person; provided, that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In the event that the Indemnifying Person, within 30 days after notice of any such Claim or Proceeding, admits in writing to the Indemnified Person the obligation of the Indemnifying Person to indemnify the Indemnified Person with respect thereto and to assume the defense thereof, the Indemnifying Person shall have the right to undertake the defense, compromise or settlement of such Claim or Proceeding. Otherwise, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Claim or Proceeding, and the
Indemnifying Person shall be bound thereby, provided that if at any time thereafter the Indemnifying Person admits in writing to the Indemnified Person the obligation of the Indemnifying Person to indemnify the Indemnified Person with respect to such Claim or Proceeding and to assume the defense thereof, then, to the extent it does not materially prejudice the Indemnified Person with respect to the Claim or Proceeding, the Indemnifying Person shall, after the date of delivery of such writing to the Indemnified Person, have the right to undertake the defense, compromise or settlement of such Claim or Proceeding, but shall be bound by any actions of the Indemnified Person prior to such date. If the Indemnifying Person undertakes the defense of the Claim or Proceeding pursuant to either of the preceding two sentences, the Indemnified Person shall have the right to employ separate counsel in such Claim or Proceeding and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Person unless counsel for the Indemnified Person shall have advised the Indemnified Person in writing that there exists actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any Claim or Proceeding should not be deemed to limit or otherwise modify its obligations under this Article VIII. If the
Indemnified Person undertakes the defense of the Claim or Proceeding, the Indemnifying Person shall have the right, at the Indemnifying Person's expense, to participate in the defense thereof. Anything in this Article VIII to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise any Claim or Proceeding or consent to the entry of any judgment with respect to any Claim or Proceeding unless the settlement or compromise involves only (i) payment of money solely by the Indemnifying Person, and (ii) a full and complete release of the Indemnified Person in form and substance reasonably acceptable to the
Indemnified Person. If the Indemnifying Person admits in writing to the Indemnified Person the obligation of the Indemnifying Person to indemnify the Indemnified Person with respect to a Claim or Proceeding and to assume the defense thereof, and thereafter assumes the defense pursuant to the provisions of this Section 8.5, then the Indemnified Person shall not thereafter, without the Indemnifying Person's consent (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise such Claim or Proceeding. Without regard to which party has undertaken the defense of any Claim or Proceeding, the Indemnifying Person and the Indemnified Person shall reasonably cooperate with each other regarding any Claim or Proceeding brought or asserted by a third party.

8.6      Limitations of Liability.

(a)      An  Indemnifying  Person or  Indemnitor  shall have no liability  under
         Section 8.1(a) or 8.2(a) unless written notice of a claim for indemnity, or written notice of facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within two (2) years after the Closing Date; provided that the Buyer Indemnitees may give notice of and may make a claim relating to the representations and warranties contained in Section 3.13 [Employee Benefit Plans] or
         Section 3.16(a) [taxes and tax returns] at any time prior to the expiration of the appropriate statute of limitation with respect to any claim covered by the representations and warranties in such Sections, and the Buyer Indemnitees may give notice of and make a claim relating to the representations and warranties contained in Section 3.27 [Environmental Matters] at any time within four (4) years after the Closing Date. Notwithstanding the foregoing, the Buyer Indemnitees may give notice of and may make a claim relating to the representations and warranties contained in Section 3.1 [Ownership of Interests; No Liens on Interests], Section 3.2 [Other Rights to Acquire Securities],
         Section 3.5 [Due  Authorization],  clause (b) of the third  sentence of
         Section 3.8 [title to the Company's properties], Section 3.28 [Purchase of Units for Investment], Section 4.1 [No Liens on Interests], Section
         4.2 [Other Rights to Acquire Securities], Section 4.3 [Due Authorization] or Section 4.5 [Purchase of Units for Investment] (collectively, the "Sellers' Fundamental Representations and Warranties") at anytime after the date hereof without any applicable limitation date. Notwithstanding the foregoing, the Seller Indemnitees may give notice of and may make a claim relating to the representations and warranties contained in Section 2.2 [Due Authorization], Section
         2.4 [Investment Intent] or Section 2.5 [Units] (collectively, the "Buyer's Fundamental Representations and Warranties") at anytime after the date hereof without any applicable limitation date. No Seller Indemnitor shall have liability under Section 8.1(e) unless written notice of claim for indemnity, or written notice of facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within three (3) years after the Closing Date. No Seller Indemnitor shall have liability under Section 8.1(f) or 8.1(g) unless written notice of a claim for indemnity, or written notice of facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within four (4) years after the Closing Date.

(b) No Seller Indemnitor will have liability (for indemnification or otherwise) with respect to the matters described in Section 8.1(a) or 8.1(e) until the total of all Losses incurred by the Buyer Indemnitees hereunder exceeds $100,000 (the "Threshold"), but then will have liability for all Losses from the first dollar, without regard to the Threshold, and in no event will the Seller Indemnitors (collectively) be liable for any Losses with respect to the matters described in
         Section 8.1(a) (other than as they relate to Section 3.27 [Environmental Matters], which is subject to the separate Environmental Cap described below) or Section 8.1(e) in excess of $25,000,000 (the "General Cap"); provided, however, that neither the Threshold nor the General Cap shall apply to any Loss resulting from or relating to breaches of Section 3.16(a) [taxes and tax returns] or any of the Sellers' Fundamental Representations and Warranties or to any Loss arising from fraud or intentional misrepresentation by the Sellers or Onyx. In no event will the Seller Indemnitors (collectively) be liable for any Losses with respect to the matters described in Section 8.1(a) (to the extent they relate to Section 3.27 [Environmental Matters]) or 8.1(f) or 8.1(g) in excess of $60,000,000 (the "Environmental Cap"); provided, however, that the Environmental Cap shall not apply to any Loss arising from fraud or intentional misrepresentation by the Sellers or Onyx. For the avoidance of doubt, the parties agree that the General Cap and the Environmental Cap are separate caps, and that the Seller Indemnitors may have liability for both up to $25,000,000 with respect to matters covered by the General Cap and up to $60,000,000 for matters covered by the Environmental Cap, for a total liability of up to $85,000,000.

(c) Any payments made pursuant to this Article VIII shall be treated as adjustments to the purchase price paid by Buyer for the Interests for income tax purposes. In calculating the amount of any Loss for which any Indemnifying Person or Indemnitor is liable under this Article VIII, there shall be taken into consideration the amount of any insurance recoveries the Indemnified Person or Indemnitee in fact receives as a direct consequence of the circumstances to which the Loss related or from which the Loss resulted or arose.

(d) If the Closing is consummated, except for the right to seek specific performance of any of the agreements contained herein, the remedies of the parties specifically provided for by this Article VIII shall be the sole and exclusive remedies of the parties for (i) any breach or inaccuracy of the representations and warranties contained in this Agreement or in any certificates furnished or delivered pursuant hereto, (ii) the failure to perform any covenants, agreements or obligations contained in this Agreement or in any certificates furnished or delivered pursuant hereto, and (iii) any Loss arising out of any transaction consummated pursuant to this Agreement or any certificates furnished or delivered pursuant hereto.

         8.7 Survival of Representations and Warranties. The parties hereto agree that, except as otherwise provided in this Section 8.7, all of their respective representations and warranties contained in this Agreement shall survive for a period of two (2) years after the Closing Date; provided that the representations and warranties made in Sections 3.13 [Employee Benefit Plans] and 3.16(a) [taxes and tax returns] shall survive for a period ending on the expiration date of the appropriate statute of limitation with respect to any claim covered by the representations and warranties in such Section; provided, further, that the representations and warranties made in Section 3.27 [Environmental Matters] shall survive for a period of four (4) years after the Closing Date; and provided further, that each of the Buyer's and the Sellers' Fundamental Representations and Warranties shall not expire.

         8.8 Environmental Remediation by Sellers. With respect to any Environmental Liability for which the Sellers are required to indemnify and defend the Buyer or the Company pursuant to the terms of this Agreement and that requires any removal, remediation, response, clean up or other corrective action ("Remediation") on property owned by the Buyer or the Company to respond to, remove or otherwise address such Environmental Liability, the Sellers may elect to implement and complete such Remediation. If the Sellers elect to conduct the Remediation,

(a) the Buyer and the Company shall have the right to be involved in the planning and design of any such Remediation and the right to be involved in any meetings with, hearings before or other sessions with any Governmental Authority regarding the Remediation;

(b) the Sellers, in good faith, will coordinate the schedule of the Remediation with the Buyer and the Company so that disruptions of the business of the Company will be minimized;

(c) the Sellers will obtain the prior written approval of the Buyer and the Company, which approval will not be unreasonably withheld, conditioned or delayed, for any consultant or contractor retained by the Sellers to design or implement the Remediation;

(d) the Sellers will conduct the Remediation in compliance with all applicable Environmental Laws and as directed by the appropriate Governmental Authority;

(e) the Sellers will use their commercially reasonable efforts to complete the Remediation in a timely and professional manner; and

(f) the Sellers will not agree to or select any Remediation that imposes any obligations on the Buyer or the Company, including, without limitation, the obligation to sign manifests or obtain permits, without the prior written consent of the Buyer and the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

         If the Buyer and the Company agree in writing to a Remediation that imposes obligations on the Buyer or the Company, and the Sellers fail, in the reasonable opinion of the Buyer or the Company, to implement the Remediation in a manner that will complete all obligations imposed on the Buyer or the Company in a timely manner and in compliance with all Environmental Laws, the Buyer or the Company may give written notice of such failure to the Sellers and, after giving such notice, may assume control of the Remediation and implement and complete such Remediation at the expense of the Sellers.

         The Sellers shall attempt in good faith to provide the Buyer with draft copies of any study, plan or report associated with the Remediation at least 14 days before it is submitted to any Government Authority (or shall provide the Buyer and the Company such draft copies as soon as practical if at least 14 days is not practical) and shall provide the Buyer and the Company with copies of all reports, plans and correspondence submitted to a Governmental Authority. In addition, the Sellers shall provide the Buyer and the Company seven days' notice (or shall provide the Buyer and the Company notice as soon as practical if seven days' notice is not practical) of any meeting with, hearing before or other session with any Governmental Authority with respect to the Remediation. The Sellers shall give due consideration to any comments, suggestions, or requests of Buyer and the Company in connection with the finalization of such draft copies and the conduct of such meetings, hearings, or other sessions.

         During the period in which the Sellers are conducting a Remediation pursuant to this Section 8.8 on property owned by the Buyer or the Company, the Buyer and the Company shall provide the Sellers and their consultants and contractors reasonable access to such property for the purpose of conducting the activities related to the Remediation. Any such access shall be subject to any commercially reasonable restrictions imposed by the Buyer or the Company, including, without limitation, restrictions related to worker safety. The Sellers shall expeditiously remove from the property all drill cuttings, soil, debris or liquids generated from or in connection with the Remediation and shall restore the property and any existing structures or equipment removed or damaged in the course of the Remediation to a condition substantially the same as the condition that existed immediately prior to the Remediation. The Sellers or their consultants and contractors shall provide the Buyer and the Company at least five business days' notice of the activities to be conducted on the property, which notice may be in the form of a schedule of activities. The Sellers and Onyx agree to indemnify, protect, hold harmless and defend the Buyer and the Company from and against all liabilities, claims, demands, damages and costs that arise or result from or relate to the Remediation or any other actions of Sellers or their agents, consultants or contractors on the property of Buyer or the Company. Before beginning any Remediation or entering upon the property of Buyer or the Company pursuant to the grant of access provided in this Section 8.8, Sellers or their third party contractor shall furnish to the Buyer and the Company satisfactory proof of liability insurance in an amount of not less than $1,000,000 which names the Buyer and the Company as additional insureds.

         8.9 Wickland and Time Indemnities. In the event Buyer or the Company notifies Sellers that Buyer or the Company is asserting a claim for indemnity under this Article VIII, then for a period of fifteen (15) days after such notice Lancewood shall have the right to notify Buyer in writing (the "Wickland/Time Indemnity Notice") that Lancewood in good faith believes that the Company is entitled to an indemnity with respect to the matters set forth in the claim, either from Wickland Oil Company or its Affiliates (collectively, "Wickland") or from Time Oil Co. or its Affiliates (collectively, "Time"). The Wickland/Time Indemnity Notice shall specify whether the indemnity is owed by Wickland or Time and the provisions of the relevant agreement pursuant to which the indemnity is owed. The Wickland/Time Indemnity Notice shall also include a proposed notice to be delivered by the Company to Wickland or Time, as appropriate, with respect to such indemnity. If Lancewood delivers a complete Wickland/Time Indemnity Notice to Buyer within the fifteen (15) day period stated above, then (i) the notice from Buyer or the Company to Sellers with respect to the claim shall be deemed to be satisfactory notice of Buyer's and the Company's claim for all purposes of Section 8.6, (ii) each Buyer Indemnitee shall refrain from pursuing against Sellers the claim covered by the Wickland/Time Indemnity Notice for a period of six (6) months after the date of the Wickland/Time Indemnity Notice (the "Delay Period"), (iii) Buyer shall promptly deliver the proposed indemnity claim notice included in the Wickland/Time Indemnity Notice (with such reasonable changes therein as the Company and Buyer shall deem appropriate) to Wickland or Time, as appropriate, and (iv) the Company and Buyer shall permit Lancewood to participate in the discussions with Wickland or Time, as appropriate, with respect to the indemnity claim. If any Buyer Indemnitee's indemnity claims against Sellers are not paid in full prior to the end of the Delay Period, then after the end of the Delay Period the Buyer Indemnitees may pursue all available remedies against Sellers with respect to the indemnity claims. To the extent that the Buyer Indemnitees receive in the aggregate from Sellers, Wickland and Time amounts with respect to a claim covered by a Wickland/Time Indemnity Notice that are in excess of the aggregate amounts of the Buyer Indemnitees' indemnity claims, the Buyer Indemnitees shall reimburse to Sellers any indemnity payments made by Sellers with respect to such claim, up to the extent of such excess.

ARTICLE IX    Testing and Gauging

         9.1 Testing and Gauging. Buyer and the Sellers agree that product stored at the seven (7) bulk storage terminals owned by the Company (the "Terminals") will be gauged (to determine the volume of liquid stored in each tank) and sampled, as of the Closing Date, by a mutually acceptable independent surveyor, whose written report with respect thereto setting forth the liquid volumes found to be contained in each tank will be furnished to each of the parties, and who will retain all samples to be analyzed in the event it becomes useful to do so to resolve any issues that may arise after the Closing. Any party may, upon request, keep a duplicate sample of each product analyzed, provided that the sample held by the third party shall be the controlling sample for all purposes of this Agreement. The Sellers and Onyx will be jointly and severally responsible for and will indemnify Buyer against any and all liabilities, obligations, damages and expenses suffered or incurred by Buyer or the Company in connection with any claims by third parties (after accounting for any contractual allowances set forth in the contractual arrangements between the Company and any such third parties) as a result of any (i) shortfall in the volume of liquid stored in the storage tanks, if such shortfall occurred prior to the Closing as evidenced by the report of the independent surveyor referred to above, or (ii) discrepancy between the quality of the product and the quality required, if such discrepancy occurred prior to the Closing as evidenced by the samples retained by the independent surveyor referred to above. The fees of the independent surveyor shall be shared equally by Buyer and the Sellers. Buyer shall promptly notify Lancewood of any such third party claim made against Buyer or the Company, and shall permit Lancewood to participate in attempting to resolve each such third party claim.

         9.2 Wastes. Representatives of Buyer and the Sellers shall jointly inventory all wastes (including waste water and ship tank cleansing) stored at the facilities of the Company as of the Closing Date. The Sellers shall reimburse Buyer for the costs, if any, incurred in the disposal of such volumes of waste which cannot legally be disposed of through the existing systems at the facilities of the Company to the extent the total aggregate cost exceeds five thousand dollars ($5,000) after consideration of amounts, if any, paid by the Company's customers. Buyer shall dispose of said wastes under the Company's generator identification number as soon as reasonably practicable after the Closing Date and shall submit copies of invoices and manifests to the Sellers within thirty (30) days thereafter. The Sellers shall pay Buyer within thirty
(30) days of receipt of invoices. For purposes of this Section 9.2, "waste" shall mean all material that meets the definition of "waste" under Environmental Laws on the Closing Date, but specifically excludes any commercial product (whether solid, semi-solid or liquid) contained in an operating tank or pipeline.

ARTICLE X    Damage, Destruction or Condemnation of Assets

         10.1 Damage, Destruction or Condemnation. In the event any of the assets of the Company are damaged or destroyed by fire or other casualty, or are condemned or threatened to be condemned, after the date hereof and prior to the Closing, the Sellers shall promptly notify Buyer in writing of such, including reasonable detail regarding the facts related thereto known to the Sellers, and as soon thereafter as possible shall notify Buyer in writing of Sellers' good faith judgment as to the repair or replacement costs for such assets (and, in the event that Section 10.3 or 10.4 (but not Section 10.2) applies, the Closing shall be delayed as is reasonably necessary to permit Sellers to deliver this notice at least ten days prior to Closing).

         10.2 Cost Less Than or Equal to $1,600,000. If in the Sellers' good faith judgment repair or replacement of such assets can be made at a cost not to exceed $1,600,000, then Closing may not be delayed by Buyer solely as a result of such damage, destruction or condemnation, and Lancewood and Onyx shall be obligated, at their sole cost, to promptly commence and diligently pursue the repair or replacement of such assets to a condition that is substantially the same as (or better than) the condition such assets were in immediately prior to such damage, destruction or condemnation (a "Satisfactory Condition"), and, during the period on or after Closing, promptly fund the cost of any such activities undertaken by the Company or the Buyer. Any insurance proceeds received by the Company or the Buyer as a result of any such damage, destruction or condemnation for which Lancewood or Onyx has previously funded the covered repairs or replacements shall be promptly refunded to Lancewood and Onyx. If Sellers' written notice of their good faith judgment of the repair or replacement cost of such assets states an amount of $1,600,000 or less, then Lancewood and Onyx shall be jointly and severally responsible for the costs of repair or replacement of such assets to a Satisfactory Condition, whether or not such costs exceed $1,600,000.

         10.3 Cost Between $1,600,000 and $16,000,000. If in the Sellers' good faith judgment the cost to repair or replace such assets will exceed $1,600,000 but will be less than $16,000,000, then Lancewood and Onyx shall be obligated, at their sole cost, to promptly commence and diligently pursue the repair or replacement of such assets to a Satisfactory Condition, and Buyer shall have the option, in its sole discretion, to either (i) delay Closing until such time as the assets have been repaired or replaced to a Satisfactory Condition, or (ii) proceed with Closing and require Lancewood and Onyx to promptly thereafter repair and replace the assets to a Satisfactory Condition. Any insurance proceeds received by the Company or the Buyer after Closing as a result of any such damage, destruction or condemnation for which Lancewood or Onyx has previously funded the covered repairs or replacements shall be promptly refunded to Lancewood and Onyx. If Sellers' written notice of their good faith judgment of the repair or replacement costs of such assets states an amount less than $16,000,000, then Lancewood and Onyx shall be jointly and severally responsible for the costs of repair or replacement of such assets to a Satisfactory Condition, whether or not such costs exceed $16,000,000.

         10.4 Cost Greater than $16,000,000. If in the good faith judgment of either the Buyer or the Sellers the repair or replacement of such assets can not be made at a cost of less than $16,000,000, then (i) either the Buyer or Lancewood may elect to terminate this Agreement, (ii) the Buyer and Lancewood may mutually agree to delay Closing until such time as such assets have been repaired or replaced, at Lancewood's and Onyx's sole cost, to a Satisfactory Condition, or (iii) the Buyer and Lancewood may mutually agree to proceed with Closing, provided that Lancewood and Onyx will agree, during the period on or after Closing, to promptly fund the costs incurred by the Company or the Buyer in connection with the repair or replacement of such assets to a Satisfactory Condition.

ARTICLE XI      Miscellaneous

         11.1 Collateral Agreements, Amendments and Waivers. This Agreement (together with the documents delivered pursuant hereto) supersedes all prior documents, understandings and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied or referenced in this Agreement. Subject to the following sentence, any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by the party against whom enforcement thereof is sought. In addition to the foregoing, this Agreement may be amended prior to the Closing, but not thereafter, in any respect by written agreement of Buyer and Lancewood, and no such amendment of any nature shall require the consent (written or oral) of the Company or any other Seller or Onyx to be effective against, and binding upon, the Company and each other Seller and Onyx. Each of the Company and each Seller and Onyx consents to the foregoing provisions of this Section 11.1 and acknowledges and agrees that he, she or it is aware of and understands the implications thereof.

         11.2 Successors and Assigns. None of Buyer's, the Company's, Onyx's or any Seller's rights or obligations under this Agreement may be assigned without the consent of the other parties hereto, provided that Buyer's rights and obligations hereunder may be assigned to any Affiliate of Buyer without the necessity of any consent from any person, provided that any such assignment shall not relieve the Buyer of its obligations hereunder. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section 11.2, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         11.3 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties hereto will pay all costs and expenses of his, her or its performance of and compliance with this Agreement, provided, however, the Sellers shall, promptly upon request, reimburse the Buyer for any filing and recording fees and other reasonable out-of-pocket expenses (other than attorney fees and expenses) incurred by Buyer in filing the releases contemplated by
Section 6.1(g).

         11.4 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         11.5 Information and Confidentiality. Each party hereto agrees that such party shall hold in strict confidence all information and documents received from any other party hereto, and if the Closing does not occur each such party shall return to the other parties hereto all such documents then in such receiving party's possession without retaining copies; provided, however, that each party's obligations under this Section 11.5 shall not apply to (a) any information or document required to be disclosed by law or Buyer's disclosure requirements under the Securities Act or any state securities laws or the rules and regulations thereunder, (b) any information or document in the public domain other than because of the wrongful actions of the disclosing party, or (c) any information or document that Buyer discloses to any potential lender to or investor in Buyer or the Company, and provided further that from and after the Closing this Section 11.5 shall not apply to Buyer with respect to any information regarding the Company.

         11.6 Waiver. No failure or delay on the part of any party in exercising any right, power or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         11.7 Notices. Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at its address as set forth below, (b) if sent by mail, on receipt at the relevant party's address as set forth below, or (c) if sent by facsimile transmission to the relevant party at its address indicated below, when electronic confirmation is received by the transmitting party:

       Buyer:                  Kaneb Pipe Line Partners, L.P.
                               2435 North Central Expressway, Suite 700
                               Richardson, Texas 75080-2731
                               Attn: Edward D. Doherty
                               Chairman of the Board and Chief Executive Officer
                               Fax:  (972) 699-1894

       With copies to:         Support Terminals Operating Partnership, L.P.
                               17304 Preston Road, Suite 1000
                               Dallas, Texas 75252
                               Attn: Fred T. Johnson
                               Fax: (972) 931-6526

                                            and

                               Fulbright & Jaworski L.L.P.
                               2200 Ross Avenue, Suite 2800
                               Dallas, Texas 75201
                               Attn: Kenneth L. Stewart
                               Fax: (214) 855-8200

       The Company:            Shore Terminals LLC
                               2801 Waterfront Road
                               Martinez, California 94553
                               Attn: Richard Shore, Jr., President
                               Fax:  (925) 228-5617

       With a copy to:         Warren W. Garden
                               5531 Greenbrier Drive
                               Dallas, Texas  75209
                               Fax:  (214) 352-3282

       The Sellers:            c/o Lancewood, Inc.
                               300 Delaware Avenue
                               9th Floor
                               Wilmington, Delaware  19801
                               Attn:  Francis Jacobs
                               Fax:   (302) 552-3128

       With copies to:         Richard Shore, Jr.
                               2801 Waterfront Road
                               Martinez, California 94553
                               Fax: (925) 228-5617

                                            and

                               Warren W. Garden
                               5531 Greenbrier Drive
                               Dallas, Texas  75209
                               Fax:  (214) 352-3282

        Onyx:                  Northwest Bank Tower
                               2550 Middle Road
                               Suite 603
                               Bettendorf, Iowa 52722
                               Attn: David L. Widener

         Each party may change its address for purposes of this Section 11.7 by proper notice to the other parties. Sellers and Onyx hereby acknowledge and agree that, in giving notice to any or all of the Sellers or to Onyx, Buyer need only deliver one copy of such notice to Lancewood (who shall be responsible for delivering copies of such notice to the other Sellers and to Onyx).

         11.8 Public Announcement. Except as may be required by law or Buyer's public company disclosure requirements, none of the Company or any Seller (or any of their Affiliates) or Buyer (or any of its Affiliates) or Onyx (or any of its Affiliates) shall make any public statements, including any press releases, with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Buyer and Lancewood (which consent may not be unreasonably withheld, conditioned or delayed). If Buyer determines that the law or its public company disclosure requirements require it to issue a press release or other public disclosure with respect to this Agreement or the transactions contemplated hereby regardless of whether Lancewood consents, Buyer shall furnish the draft text of the release to Lancewood and give Lancewood the opportunity to review and make reasonable comments to such text.

         11.9 Waiver of Certain Rights. Each Seller and the Company hereby waives any rights of first refusal, preemptive rights or other rights of any nature whatsoever which the Company or such Seller may have to purchase any of the Interests or other equity securities of any nature of the Company.

         11.10 Further Assurances. At, and from time to time after, the Closing, at the request of Buyer but without further consideration, each Seller shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other action as Buyer may reasonably request in order more effectively to consummate the transactions contemplated hereby.

         11.11 No Third-Party Beneficiaries. Other than the Indemnitees and the Indemnified Persons not parties hereto, no Person not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

         11.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         11.13 Prevailing Party. If any legal action, arbitration or any other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         11.14 Arbitration. Subject to and after complying with the provisions of Section 8.3, if applicable, any controversy or claim arising out of or relating to this Agreement, including, without limitation, the making, performance, or interpretation of this Agreement, shall be settled by arbitration. Unless otherwise agreed, the arbitration shall be conducted in Dallas, Texas, in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. Unless otherwise agreed, the arbitration shall be held before a single arbitrator. The arbitrator shall be chosen from a panel of attorneys knowledgeable in the field of business law in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. If the arbitration is commenced, the parties agree to permit discovery proceedings of the type provided by the Federal Rules of Civil Procedure both in advance of, and during recesses of, the arbitration hearings. The parties agree that the arbitrator shall have no jurisdiction to consider evidence with respect to or render an award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty) or loss of profits. The parties agree that all facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law. Any party may apply to any court of competent jurisdiction for a judgment or decree enforcing the arbitral award. The parties will advance jointly the arbitrators' fees and costs of arbitration. The arbitrators may, in the arbitrators' discretion, award the prevailing party reimbursement for its share of the arbitral fees and costs advanced. Any party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the selection of the arbitrators (or pending the arbitrators' determination of the merits of the controversy or claim).

         11.15 Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

         11.16 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as signatories.

         11.17 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         11.18 No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement or any of the documents delivered pursuant hereto, this Agreement and such documents shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or such documents.

         11.19 Guarantee by Onyx. Onyx hereby (i) unconditionally guarantees the prompt performance and payment of the obligations and liabilities of the Sellers under this Agreement, (ii) waives any requirements of notice, protest, demand or grace with respect thereto, and (iii) agrees that Buyer shall not be required to exhaust its remedies against any other Person (including Sellers) before enforcing the provisions of this guarantee. Onyx acknowledges and agrees that Buyer is relying materially on this guarantee in entering into and consummating the transactions contemplated by this Agreement, and that but for this guarantee Buyer would not enter into this Agreement or consummate the transactions contemplated hereby.

         11.20 Nondisclosure of Confidential Information. Each of the Sellers and Onyx recognize and acknowledge that they have and will have access to certain confidential information concerning the Company and its business that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of the Company and Buyer. Each of the Sellers and Onyx agree that they will not disclose, and they will use their reasonable efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of Buyer or the Company. Each of the Sellers and Onyx recognize and agree that violation of any of the agreements contained in this
Section 11.20 will cause irreparable damage or injury to Buyer and the Company, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Buyer and the Company shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Buyer or the Company may have against any Seller or Onyx.

         11.21 Decisions Regarding Sellers. To the extent that Sellers have, or are entitled to exercise, any rights under any provisions of this Agreement, or are entitled to provide any approvals, consents or notices under any provisions of this Agreement, Lancewood shall have the sole authority to make decisions with respect thereto, exercise such rights, and provide such approvals, consents and notices, in each case on behalf of all Sellers, and all Sellers agree that they shall be bound by such decisions and actions of Lancewood and that Buyer may rely thereon.

        [Remainder of Page Intentionally Blank -- Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in one or more counterparts (all of which shall constitute one and the same agreement) as of the day and year first above written.

                                  THE BUYER:

                                  KANEB PIPE LINE PARTNERS, L.P.

                                  By:  Kaneb Pipe Line Company,
                                       its General Partner

                                  By:      ______________________________
                                  Name:    E.D. Doherty
                                  Title:   Chairman and Chief Executive Officer


                                  THE COMPANY:

                                  SHORE TERMINALS LLC

                                  By:  Richard Shore, Jr., President

                                  THE SELLERS:

                                  LANCEWOOD, INC.

                                  By:  Francis Jacobs, President


                                  Richard Shore, Jr.


                                  David L. Widener


                                  Peter J. Jacullo, III


                                  Michael J. Burgett


                                  Dawn M. West


                                  Brian A. Hoff


                                  Marco Ullmer


                                  John M. Mackowiak

                                  ONYX:

                                  ONYX HOLDINGS, INC.

                                  By:  David L. Widener, President